                                                                   EXHIBIT 10.38




                            OEM/VAR SUPPLY AGREEMENT



                              SOFTWARE SUPPORT AND
                              MAINTENANCE SERVICES
                                    AGREEMENT


                                     Between
                                SUMMA FOUR, Inc.
                                       and
                                  NEWNET, Inc.

                            OEM/VAR SUPPLY AGREEMENT

This OEM/VAR Supply Agreement (the "Agreement") is effective on February 17, 1997, by and between NewNet, Inc. ("NEWNET"), a Connecticut corporation with offices at Two Enterprise Drive, Shelton, CT 06484 and Summa Four, Inc., ("Customer") a Delaware corporation with offices at 25 Sundial Avenue, Manchester, New Hampshire 03103-7251.

Hereinafter NEWNET and Customer, may be referred to as the "Party" or "Parties." All defined terms in this Agreement shall have the meanings given to them in the NEWNET Terms of Sale ("Terms of Sale"), Appendix 1 hereto, and

WHEREAS, Customer desires to obtain licensing and distribution rights to certain NEWNET systems developed by NEWNET and NEWNET wishes to grant such rights to Customer pursuant to the following terms and conditions,

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and adequacy of which are acknowledged, the Parties contract and agree as follows:

1.       TERMS OF SUPPLY

         1.1 NEWNET SYSTEMS AND SOFTWARE. Customer agrees to buy and NEWNET agrees to sell to Customer NEWNET Systems and Software pursuant to the terms of this Supply Agreement and the Terms of Sale attached hereto as Appendix 1 and incorporated herein by reference. Hereinafter, the Supply Agreement and its attachments shall be referred to as the "Supply Agreement." Any conflict between the terms of the Supply Agreement and any of Customer's purchase documentation shall be resolved in favor of the Supply Agreement. In the event of a conflict between the main body of the Supply Agreement and the appended Terms of Sale, the main body of this Agreement shall prevail.

         1.2 NEWNET SYSTEM SUPPORT SERVICES. Customer agrees to buy System Support Services pursuant to the System Support Service Agreement attached hereto as Appendix 2.

2.       PRICES AND DISCOUNTS

         2.1 NEWNET SYSTEMS AND SOFTWARE. NEWNET will, throughout the term of this Agreement, sell and license NEWNET Systems and Software to Customer and Customer will purchase such NEWNET products at the agreed upon discounts off of the relevant price in NEWNET's price list ("Promotional Partner Pricing") attached hereto as Appendix 3.

                  NEWNET may from time to time decrease its published OEM/VAR prices and volume discount standard schedule. Should NEWNET issue a new OEM/VAR standard price list for its Products, and should that list contain a volume discount schedule, Customer may have the lower of the prices that are (i) calculated by reference to the new price list, using the new volume discount schedule at Customer's then volume of purchases and (ii) the prices that are calculated using the prices and discounts found in this Agreement.

         2.2 Orders entered between the effective date of this Agreement and March 31, 1997, have been processed under NEWNET's former pricing. Summa Four shall be credited against future orders with the difference between the prices stated in such orders and the applicable pricing described in Appendix 3 hereto as follows:

                  2.2.1 The aggregate difference in price for all such orders is $87,783.50 and shall be credited against Summa Four purchases hereunder in two (2) equal, quarterly installments beginning April 1, 1997 as follows; $43,891.75 in NewNet 2Q97 (ending June 31, 1997) and $43,891.75 in NewNet 3Q97 (ending Sept. 30, 1997).

                  2.2.2 The quarterly credits shall not accrue to a later quarter.

         2.3 The AccessMANAGER pricing referenced in Appendix 3 attached hereto will apply to all current and future Releases of the AccessMANAGER product, excluding Releases which incorporate the distributed redundancy architecture. During the term of this Agreement, Summa Four will have access to, at mutually agreed upon prices, all fixes, Revisions, and Updates as well as all new country variants of such current AccessMANAGER products.

3. PURCHASE COMMITMENT. In consideration for the above NEWNET discount, Customer will Purchase no less than three million US dollars (US$3M) of NEWNET Systems and Software over an eighteen (18) month period beginning on the date of this Agreement. NEWNET services, including customization and modification of its Software and System Support Services shall not be used to complete Customer's purchase commitment. At the end of the eighteen (18) month period, should Customer have not fulfilled the firm purchase commitment described for reasons not primarily attributable to NEWNET or NEWNET products, Customer shall pay to NEWNET the outstanding balance of the commitment within seven (7) days.

4. WARRANTY. Article 5.2 of Appendix 1 hereto, NEWNET Terms of Sale, shall be amended to read that NEWNET's warranty offered to Customer shall be one (1) year from date of delivery to Customer.

5. NOTICES AND OTHER COMMUNICATIONS. Notices shall be in writing (unless otherwise designated herein) and shall, for all purposes, be deemed to be fully given and received if delivered personally, or if sent by facsimile with a copy sent by Express, certified or registered mail, postage prepaid, to the other Party at its address stated below or to such other address as the respective Party shall advise in writing:

                         NEWNET:           President
                                           NewNet, Inc.
                                           2 Enterprise Drive
                                           Shelton, CT 06484
                                           Fax No. (203) 926-2664

                             cc:           George C. McKinnis, Esq.
                                           40 Oriole Avenue
                                           Bronxville, NY 10708
                                           Fax No. (914) 793-9433

                       CUSTOMER:           John Shaw
                                           25 Sundial Avenue
                                           Manchester, New Hampshire 03103-7251
                                           Fax No. (603) 668-4491

6. CONFIDENTIALITY. All Confidential Information exchanged hereunder shall be subject to the terms of the Mutual Nondisclosure Agreement entered by the Parties and attached hereto as Appendix 4. Notwithstanding the termination date of the attached Mutual Nondisclosure Agreement, it shall remain in effect for so long as this Agreement and any renewal or successor agreement are in effect and the obligation of confidentiality shall survive the termination of this Agreement pursuant to the terms of the Mutual Nondisclosure Agreement.

7.       TERM OF AGREEMENT

         7.1 The term of this Agreement shall begin on the Effective Date and unless otherwise terminated as provided herein, shall continue in full force and effect until the expiration of the initial term of this Agreement, which shall occur eighteen
                  (18) months from the Effective Date.

         7.2 Unless otherwise terminated as provided herein, the initial term of this Agreement shall be renewed for successive eighteen (18) month terms after the initial eighteen (18) month term, unless either Party gives written notice to the other Party not less than ninety (90) days before the end of the initial or each successive term that it elects not to extend the Agreement for the next eighteen (18) month term. Notwithstanding any terms to the contrary in this Agreement, including all appendices thereto, NewNet shall not have the right to terminate this Agreement for convenience only; however, should Customer desire to terminate this Agreement for convenience, it may due so subject to its payment in full on the proposed termination date of the its minimum purchase commitment described in
                  Article 3, above.

         7.3 This Agreement replaces and supersedes the Purchase Agreement, as subsequently amended by the parties.

8. CONTRACT ADMINISTRATION REVIEW. Appropriate senior management personnel of Customer and NEWNET shall meet on a quarterly basis, at mutually agreeable times and locations, to review each parties compliance with the terms of this Agreement and to recommend appropriate changes thereto or other action.

9. SOURCE CODE ESCROW. NewNet and Customer agree to enter the Source Code Escrow Agreement attached hereto as Appendix 5 for such NEWNET Software as Customer purchases hereunder, at such cost to customer as is described in Appendix 3 hereto. The Source Code Escrow Agreement shall survive the termination of this OEM/VAR Supply Agreement provided that Customer pays the yearly escrow fees and the Support and Maintenance fees both described in Appendix 3 hereto.

IN WITNESS WHEREOF, EACH PARTY HERETO HAS AGREED TO THE ABOVE PROVISIONS THROUGH ITS DULY AUTHORIZED REPRESENTATIVE AS OF THE ABOVE DATE:




NEWNET, INC.                                             CUSTOMER:


By: /s/ Dilip Singh                     By: /s/ B.R. Gorsun    /s/ John H. Shaw
    --------------------------              ------------------------------------
    Name: Dilip Singh                       Name: B.R. Gorsun  John H. Shaw
    Title: President                        Title: Chairman VP Business
                                                   Development

APPENDIXES
OEM/VAR SUPPLY AGREEMENT


Appendix 1    Terms of Sale


Appendix 2    System Support Service Agreement


Appendix 3    Price List


Appendix 4    Mutual Nondisclosure Agreement


Appendix 5    Escrow Agreement

                                    ADDENDUM
                                       to
                              NEWNET TERMS OF SALE


THIS ADDENDUM to the NEWNET Terms of Sale entered between Summa Four, Inc. and NewNet, Inc. amends the NEWNET Terms of Sale as of the date it is entered by the parties hereto; the below numbering scheme follows the numbers used in the NEWNET Terms of Sale:

Art. 1. 11        The last line of this Article is amended to add the following phrase: "--which is appended to the Supply Agreement as an independent contract."

Art. 2.1 Delete the second sentence of this Article reading, "Each Purchase Order shall be irrevocable upon acceptance by NEWNET" and substitute therefore the following sentence:

                  "Each Purchase Order shall be irrevocable upon acceptance by NEWNET, except that Summa Four may cancel a purchase order for NEWNET products on NEWNET's prior written approval and payment by Customer of cancellation charges as follows; however, nothing herein shall compromise or lessen the Customer's firm purchase commitment found in Article 3 of the Supply
                  Agreement:


                      Days Remaining Until            Cancellation Charges
                       Scheduled Shipment           (Percentage Purchase Price)
                       ------------------           ---------------------------

                    2.1.1   HARDWARE:

                         Six (6) weeks or more        zero percent (0%)
                         Less than six (6) weeks      one hundred percent (100%)

                    2.1.2   SOFTWARE:

                         six to ten days              ten percent (10%)
                         Two to five days             thirty percent (30%)
                         Zero to one day              one hundred percent (100%)

Art. 2.2 The last sentence of this Article, reading as follows, is deleted: "-- and cease providing Support Services until such payment is made."

Art. 3 Delete the first sentence of this Article which reads, "The prices quoted to Customer in the Agreement to which this Appendix is attached may be changed by NEWNET on ninety (90) days advanced notice to Customer."

                  The last sentence of the first paragraph of this Article, reading as follows, is deleted: "Customer shall pay NEWNET's costs of collection, including reasonable attorney's fees."

                  The last sentence of the second unnumbered paragraph of this
                  Article is amended to read as follows: "--NEWNET's fees shall be due and payable--."

Art. 5.2 The last two lines of the first paragraph of this Article are amended to read as follows: "-- for the warranty period described in Article 4 of the Supply Agreement (the "Warranty Period")."

Art. 7. 1(a)      This Article is amended to read, "NEWNET's adjustment or
                  repair of the NEWNET System or, at NEWNET's option, NEWNET shall correct errors therein, or"

Art. 7.2 Amend line 7 to read "--through the period of time ending twelve (12) months from delivery--."

Art. 8. 1         Amend the last sentence of the first paragraph of this Article as follows: "Customer shall use reasonable effort to ensure that the protections of any such sublicense shall inure to the benefit of NewNet."

                  Modify the second sentence of paragraph two of this Article to read as follows: "The Customer shall be permitted to market and sublicense the Software to End Users as stand alone software or integrated into Customer's hardware."

Art. 9. 1         Amend lines 7-9 of the first paragraph to read as follows:
                  "--Software violates said third party's patent, copyright, trademark, trade secret or other proprietary right."

                  Insert the following new unnumbered paragraph as a substitute for subparagraph (c):

                  (c) In the event that NEWNET in its sole discretion determines that none of the foregoing options are procurable on reasonable terms, on written notice to Customer, Customer shall have the option to (i) immediately take the infringing NEWNET Software out of use and service and promptly return the infringing NEWNET Software to NEWNET, and NEWNET's sole liability shall be to refund to Customer the amount paid therefore by Customer, less an amount for depreciation equal to twenty-five (25%) per year, without prejudice to the provisions set forth in the above option or (ii) should Customer be unable to cause its End User to immediately take the infringing NEWNET Software out of use and service as described above, Customer shall bear from that point of time all liabilities and costs associated with its End User's continued use of the infringing NEWNET Software.

Art. 9.2 (a)      Amend this subparagraph in its entirety as follows,
                  "modification to the NEWNET system made by the Customer or allowed to be made by Customer, or"

Art. 9.2          Add the following sentence to the end of Article 9.2:

                  "CUSTOMER SHALL NOT BE SUBJECT TO LIABILITY TO NEWNET FOR AN AMOUNT UNDER THIS ARTICLE 9.2 THAT IS MORE THAN THE AGGREGATE ROYALTIES PAID BY THE CUSTOMER TO NEWNET UP TO THE DATE OF THE LIABILITY."

The Parties signify their agreement to the above amendments to the NEWNET Terms of Sale by having their duly authorized representatives sign where indicated below:


NewNet, Inc


By:
    ------------------------------
    Its:


Summa Four, Inc.


By:
    ------------------------------
    Its:

                                   Appendix 1

                              NEWNET TERMS OF SALE


1. DEFINITIONS. For the purposes of these Terms of Sale, the below terms shall have the following definitions:

1.1 "Confidential Information" shall have the meaning defined in the Nondisclosure Agreement in force between the Parties.

         1.2 "End Users" shall mean Customer's direct end- user customers, distributors, dealers, resellers and/or their end-user customers.

         1.3 "Customer's Systems" shall mean any computer driven switch, voice or information processing system used or distributed by Customer or any reseller of Customer.

         1.4 "Documentation" shall mean the installation and user manuals and the specifications contained therein, maintenance manuals, training materials, and other technical and user documentation to be delivered by NEWNET pursuant to each NEWNET System provided under a Purchase Order.

         1.5 "Effective Date" shall mean the latest date on which duly authorized representatives of NEWNET and Customer have signed and delivered this Agreement.

         1.6      "Hardware" shall mean hardware supplied by NEWNET hereunder.

         1.7 "NEWNET System" shall mean NEWNET Software and Hardware delivered to Customer as a System.

         1.8 "Purchase" shall mean the acquisition by Customer of licenses to NEWNET Software, and the payment of purchase, license and royalty fees for Software, hardware and services.

         1.9 "Purchase Order" shall mean an order for one or more NEWNET Systems that is submitted by Customer to NEWNET's Connecticut office and duly accepted by NEWNET in writing.

         1.10 "Software" shall mean the programs, data and supporting documentation owned or licensed by NEWNET and licensed or sublicensed to Customer for operation and use on or with the Customer's Systems, as further defined in each Purchase Order. The term "Software" shall also include any modifications made thereto by NEWNET as may be specified in each Purchase Order.

         1.11 "Supply Agreement" shall mean the OEM/VAR Supply Agreement to which these Terms of Sale are appended.

         1.12 "Support Services" shall mean the NEWNET System and Hardware support services and training services agreed to be provided by NEWNET as set forth in the System Support Services Agreement, hereinafter called the "Support Service Agreement" as amended from time to time, and which is appended to the Supply Agreement.

2.       PURCHASE OF NEWNET SYSTEMS

         2.1 NEWNET hereby agrees to deliver, and Customer agrees to Purchase each NEWNET System set forth in each Purchase Order. Each Purchase Order shall be irrevocable upon acceptance by NEWNET. These terms of sale and the terms of the

                                   Appendix 1

                              NEWNET TERMS OF SALE

Supply or Purchase Agreement to which these Terms of Sale are appended shall take precedence over all other documentation of sale, including Customer's standard terms of purchase printed on or appended to Customer's purchase orders.


         2.2 If Customer fails to pay any sum due hereunder that is not reasonably disputed by Customer, NEWNET may, without prejudice to any other remedy and upon ten (10) days' prior notice in writing to Customer, cease all work in progress, if any, in respect of any NEWNET Systems yet to be delivered, cease delivery of any undelivered NEWNET Systems, and cease providing Support Services until such payment is made.

3. PRICES AND PAYMENT TERMS. The prices quoted to Customer in the agreement to which this Appendix is attached may be changed by NEWNET on ninety
(90) days advanced notice to Customer. Customer agrees to pay all sums when due. If Customer fails to pay any sum due hereunder and such sum is not reasonably disputed by Customer, interest shall be charged on such overdue amount at the rate of one and one half (1 .5%) percent per calendar month or the maximum rate permitted by applicable law, whichever is lower. Customer shall pay NEWNET's costs of collection, including reasonable attorneys' fees.

         Customer agrees to pay all taxes levied or based upon the Fees, or any part thereof, including any property, sales or use tax, except for any tax levied or based upon the income of NEWNET. NEW NET's royalties shall be due and payable in full within thirty (30) days from date of invoice.

4. INSTALLATION. Unless otherwise agreed by the Parties in a specific Purchase Order, Customer shall be solely responsible for installation of the NEWNET Systems. Deployment of NEWNET staff involved in the installation of the NEWNET Systems on Customer's or Customer's End User's site shall be at the sole discretion of NEWNET unless otherwise agreed to by NEWNET pursuant to NewNet's Terms of System Support and Maintenance Service.

5. WARRANTY. NEWNET grants to Customer the following sole and exclusive warranties concerning each NEWNET System supplied by NEWNET to Customer; these warranties supersede any other oral or written representations, warranties, marketing presentations or other information submitted to Customer:


         5.1 NEWNET warrants that it has the full right and authority to enter into and perform its obligations under this Agreement.

         5.2 NEWNET warrants to Customer that each NEWNET System will perform under normal usage substantially in accordance with its applicable Documentation for a period of ninety (90) days from its date of delivery to Customer (the "Warranty Period.")

         During the Warranty Period, NEWNET will, at no extra charge,

                                   Appendix 1

                              NEWNET TERMS OF SALE

correct any material defect discovered in the NEWNET System so that it will perform substantially according to its Documentation. Customer may enhance and/or extend this warranty cove rage, provided Customer has paid for Support Services or extended warranty coverage, as set forth in the Support Service Agreement.

         5.3 NEWNET does not warrant that during the Warranty Period the NEWNET System will meet all of the Customer's or End User's needs, that the operation of the NEWNET System will be error-free or uninterrupted, or that all non-material errors in programming will be corrected.

         5.4 The obligations of NEWNET under Article 5.2, above, shall be dependent upon:

                  (a) Customer using proper skill and care in following fault finding procedures required by NEWNET,

                  (b) Full cooperation with NEWNET in aiding NEWNET in reproducing faults and in diagnosing and rectifying any error (including, without limitation, at NEWNET' request, the submission of reasonable documentary evidence of such error and the provision of access to all agreed facilities during normal office hours).

                  (c) Customers prompt report to NEWNET of any breach of warranty upon discovery.

         5.5 The foregoing warranties cover normal use and do not cover damages incurred in shipping or failure due to abuse, misuse, or misapplication, or as a result of service or modification of NEWNET System other than by NEWNET or by any employee or agent of Customer who has not followed the procedures recommended by NEWNET.

         5.6 NEWNET shall have up to ninety (90) days to cure any customer identified non-conformities to this warranty that are reproducible at will by NEW NET at NEWNET's site in Connecticut and agreed to by NEWNET to be in breach of NEWNET's warranty described herein. Customer will then have up to thirty (30) days to retest to determine whether the non- conformities were cured. Notwithstanding this cure period, NEWNET will use all reasonable efforts to cure such nonconformity in the shortest time possible.

         5.7 EXCEPT AS SET FORTH HEREIN, NEWNET MAKES NO WARRANTIES WITH RESPECT TO THE NEWNET SYSTEM, EITHER EXPRESS OR IMPLIED, AND SPECIFICALLY EXCLUDES ANY WARRANTY THAT THE HARDWARE OR SOFTWARE IS FIT FOR A PARTICULAR PURPOSE AND ANY IMPLIED WARRANTY OF MERCHANTABILITY.

6. RISK OF LOSS. Risk of loss of the NEWNET System shall pass to Customer upon shipment thereof to Customer, and all shipments shall be made FOB Shipping Point. Whenever NEWNET shall deliver or cause to be delivered to a common carrier any

                                   Appendix 1

                              NEWNET TERMS OF SALE

NEWNET System or Hardware ordered by Customer, NEWNET shall not be responsible for any delays or damages in shipment.

7. LIMITATION OF LIABILITY. NEWNET's entire liability and Customer's exclusive remedy under this Agreement and the warranties set forth above, and under the Object License, shall be as follows:

         7.1 In all situations involving performance or non-performance of the NEWNET System, Customer's exclusive remedy shall be limited as follows:

                  (a) NEWNET's adjustment or repair of the Software or, at NEWNET's option, NEWNET shall correct programming errors therein, or

                  (b) if, after repeated efforts, as reasonably permitted by Customer, NEWNET is unable to provide one of the foregoing remedies and make the NEWNET System operate as warranted, Customer shall be entitled to terminate this Agreement and/or any applicable Purchase Order.

         7.2 NEWNET's liability for damages to Customer for any cause whatsoever, and regardless of the form of action, whether in contract or in tort including negligence and strict liability, with respect to each NEWNET System shall be limited to damages incurred through the period of time ending ninety
(90) days from delivery of the NEWNET System to Customer. In no event will NEWNET be liable for any damage caused by Customer's failure to perform its responsibilities.

         7.3 IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY, (A) FOR ANY CLAIM, LOSS, DAMAGE IN EXCESS OF THE AGGREGATE VALUE OF ALL SYSTEMS AND SERVICES AT ANY TIME PURCHASED UNDER THIS AGREEMENT, OR (B) FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, BUSINESS REVENUE OR GOOD WILL, HOWEVER CAUSED AND WHETHER ARISING UNDER CONTRACT, TORT OR OTHER THEORY OF LIABILITY. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

8.       INTELLECTUAL PROPERTY RIGHTS

         8.1 Subject to the terms of this Agreement, NEWNET grants to Customer a world-wide, non-exclusive, non-transferable license ("License") to use, market, make one (1) backup copy of each item to NewNet Software for which NEWNET has supplied Customer the key, sublicense and distribute (directly or indirectly through its resellers and distributors) the Software to End Users. The protections of any such sublicense shall inure to the benefit of NewNet.

         The Customer shall only acquire copies of the Software for distribution by sublicense pursuant to the terms of this Agreement. The Customer shall

                                   Appendix 1

                              NEWNET TERMS OF SALE

only be permitted to market and sublicense the Software as stand alone Software to End Users or as Composite Software. The Customer shall not distribute the Software in any other manner without having first obtained written consent from NEWNET.

         Once Software is sublicensed under this grant, the sublicense granted with respect to such Software shall become perpetual and shall survive termination of this Agreement. Any sublicense by Customer hereunder shall be supported by a license agreement between Customer and the End User or other sublicensee in form and content reasonably agreeable to NEWNET.

         In addition, NEWNET hereby grants to Customer a royalty-free license to use and sublicense the Software for the sole purpose of demonstration and training by Customer, its resellers and agents. It is understood that such use includes customer trials and demonstrations conducted by Customer, its resellers and agents, subject to the entering of a license agreement between Customer and its resellers and agents in form and terms reasonably satisfactory to NEWNET.

         8.2 Title to the Software, all copies thereof and all rights therein, including all rights in patents, copyrights, and trade secrets applicable thereto, shall remain exclusively vested in NEWNET. Customer agrees to obtain NEWNET's prior written permission before disclosing, transferring, providing, or other-wise making available in any form, Software or any portion thereof to any person other than employees of Customer or a sublicensee, as authorized herein, who enter a license agreement.

         8.3 Customer agrees not to reverse compile or disassemble the Software.

         8.4 Any permitted copy of the Software shall state that it is the property of NEWNET in the following language:

         This copy of ________________ (insert name of SW or manual) is the property of NewNet, Inc., 2 Enterprise Drive, Shelton, CT 06484, and is protected under the copyright, trade secret and confidentiality laws of the United States.

         8.5 To maintain the confidentiality of the Software and its related documentation, Customer shall at a minimum take those precautions in protecting the Software and related documentation it employs to protect its own confidential information.

         8.6 All intellectual property rights in and to each NEWNET System and NEWNET modifications thereto, if any, shall be owned by NEWNET, and none of the NEWNET Systems, modifications thereto, or Documentation are to be construed to be works for hire, unless expressly agreed to by NEWNET in writing.

         8.7 Unless otherwise provided in a Purchase Order, NEWNET hereby grants to Customer a non-exclusive right to use, modify, translate, reproduce and distribute copies of the Documentation to Customer's End

                                   Appendix 1

                              NEWNET TERMS OF SALE

Users, solely for the purpose of marketing, selling and servicing Customer's Systems that include the NEWNET System and for no other purpose.

         Customer agrees not to delete or remove any copyright or other proprietary notice of NEWNET on each copy of the NEWNET System, and Documentation (whether or not modified by Customer) and agrees to ensure that such notice is reproduced upon each copy of the NEWNET System and the Documentation made by it. NEWNET shall be the owner of all copyrights in any modifications made to the Documentation by Customer.

         8.8 Translations of the Documentation not available on mutually agreeable terms from NEWNET and required by Customer shall be arranged and paid for by Customer. The copyright in each such translation shall belong to NEWNET, and Customer shall retain a non-exclusive license to such translation, however, NEWNET may not use any Customer created translation without paying to Customer a reasonable and mutually agreeable fee.

         8.9 Should Customer incorporate a portion(s) to the Documentation into documentation produced and owned by Customer to describe Customer's product, Customer agrees to place a notice at the beginning of such documentation that the document contains NEWNET copyright protected material.


         8.10 NEWNET grants Customer a license to use the NEWNET logotype, trade name and trademark in its Documentation, during the term of this Agreement. Customer shall display prominently the NEWNET name and logotype in any delivery of NEWNET System or Documentation and in any promotional material with respect to the NEWNET System.

         NEWNET shall have the right to inspect customer sales literature and product information and to require such changes as NEWNET may deem necessary or appropriate to protect its logotype, trade name and trademark. 8.11 Subject to use of the NEWNET copyright notice required in Article 8.4, above, NEWNET hereby acknowledges and agrees that Customer may, in its absolute and sole discretion, private label or brand any and all NEWNET Systems acquired under this Agreement.

         If Customer determines to private label or brand any such NEWNET System, Customer may do so using any name, mark, trade name, brand and/or trademark that it chooses. Any such names, marks, trade names, brands and/or trademarks may be displayed on or with the NEWNET System in any manner chosen by Customer.

         Customer will have no obligation to in any way display or use any name, mark, trade name, brand or trademark of NEWNET on or with any

                                   Appendix 1

                              NEWNET TERMS OF SALE


products that Customer chooses to private label or brand, other than to use the NEW NET copyright notice, as described above.

         Nothing herein will in any way convey to either Party any right, title or interest in any names, marks, trade names, brands and/or trademarks of the other Party. Customer may also, if it so chooses, display any name, mark, trade name brand or trademark of NEWNET according to any reasonable instructions conveyed to Customer in writing according to the notice provisions of this Agreement. All goodwill in any mark or brand name of Customer shall belong exclusively to Customer.

9.       INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS

         9.1 NEWNET INDEMNITY. NEWNET agrees to defend, indemnify and hold harmless Customer from and against any and all loss, damage, liability or expense (including reasonable attorneys' fees) assessed against Customer, or incurred by Customer, arising out of any claim being made or suit brought by any third party alleging that the Software violates said third party's United States patent, copyright, trademark, trade secret or other proprietary right in the United States.

         This indemnity shall not apply to the extent that the third party infringement is caused by modifications to the Software not made by NEWNET, the combination of such Software with a NEW NET System or equipment not provided by NEWNET or reasonably contemplated by this Agreement, or NEW NET's modifications to the Software in response to specifications provided by Customer (to the extent the Software would not have been infringing but for such specifications).

        NEWNET excludes from this indemnity all Hardware. However, NEWNET shall pass to Customer any Hardware manufacturer's or supplier's intellectual property indemnity received by NEWNET that arises out of NEWNET's purchase of hardware that is resold to Customer hereunder as a part of a NEWNET System.

         If Software becomes or is likely to become the subject of a suit or claim of patent, trademark or other intellectual property right or copyright infringement, NEWNET shall, in its sole discretion and at its own expense, perform one of the following options:

                  (a) procure for Customer the right to continue to use such Software; or substitute the same with equally suitable Software; or

                  (b) modify Software so that it no longer constitutes an infringement and maintains substantially the same or improved functionality, or

                  (c) should none of the foregoing options be reasonably procurable, Customer shall return the NEWNET System containing the infringing Software to NEWNET, and NEWNET's sole liability shall be to credit Customer for amounts paid therefor by Customer, less an amount

                                   Appendix 1

                              NEWNET TERMS OF SALE


         for depreciation equal to twenty-five percent (25%) per year.

         With respect to any NEWNET System or Software provided by Customer to an End User, NEWNET's obligation to indemnify Customer hereunder shall be no broader than Customer's obligation to indemnify its End User against intellectual property infringement.

         NEWNET SHALL NOT BE SUBJECT TO LIABILITY TO CUSTOMER FOR AN AMOUNT UNDER THIS ARTICLE 9.1 THAT IS MORE THAN THE AGGREGATE ROYALTIES PAID BY CUSTOMER TO NEWNET UP TO THE DATE OF THE LIABILITY.

9.2      CUSTOMER INDEMNITY

         Customer agrees to defend, indemnify and hold harmless NEWNET from and against any and all loss, damage, liability or expense (including reasonable attorneys' fees) assessed against NEWNET, or incurred by NEWNET, arising out of any claim being made or suit brought by any third party alleging that the NEWNET System violates said third party's United States patent, copyright, trademark, trade secret or other proprietary right in the United States to the extent such infringement is caused by

         (a)      modifications to the NEWNET System not made by NEWNET, or

         (b) the combination of such NEWNET System with a NEWNET System or equipment not provided by NEWNET or reasonably contemplated by this Agreement, or

         (c) NEWNET modifications to the NEWNET System in response to Customer's specifications.

         Customer also indemnifies and holds NEWNET harmless against any claims that any value-adding product of Customer that uses the NEWNET System infringes any US patent, copyright, trademark or other proprietary rights of another in the United States.

9.3 GENERALLY. In the event of any claim or suit is brought against either Party arising out of matters referred to in this Article 9, the indemnifying Party shall be promptly notified thereof and may at its own expense and discretion conduct all negotiations for the settlement of the same, and any litigation that arises therefrom.

         The indemnified Party shall not make any admission which might be prejudicial thereto, unless the indemnifying Party shall have failed within a reasonable time after written notice to take over the conduct of the negotiations or litigation.

         The indemnified Party shall make available to the indemnifying Party all defenses against such claim or suit known to or available to the indemnified Party.

         This Article 9 states the entire liability and the exclusive remedy of each of the Parties regarding the infringement or alleged infringement by use of any NEWNET System of any

                                   Appendix 1

                              NEWNET TERMS OF SALE

patent, trademark or copyright or other intellectual property right.

10.      TERMINATION

         10.1 TERMINATION FOR CONVENIENCE. This Agreement may be terminated at any time after the initial term with or without cause by either Party upon the giving of not less than ninety (90) days written notice to the other Party.

         10.2 TERMINATION FOR BANKRUPTCY.This Agreement shall automatically be terminated should either Party

         (a) apply for or consent to the appointment of or taking of possession by a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property, or

         (b) make a general assignment for the benefit of creditors, or commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect) or any similar laws respecting debtors' and creditors' rights in any other jurisdiction, or

         (c) fail to contest in a timely or appropriate manner or acquiesce in writing to any petition filed against it in an involuntary case under such Bankruptcy Code or any similar laws or

         (d) make any application for the appointment of a receiver, custodian, trustee, or liquidation of itself or of all or a substantial part of its property, or its reorganization, or dissolution or admit its inability to pay its debts as they become due.

         References to the "Parties" in this Termination Clause shall be deemed to include any firm or corporation controlling either Party.

         10.3 TERMINATION FOR UNCURED BREACH. In the event that either Party materially defaults in the performance of any of its duties and obligations hereunder (other than a default described in Article 10.2, above, or a default by Customer in the payment of money to NEWNET hereunder) which default is not substantially cured within sixty (60) days after receipt of written notice by the defaulting Party specifying the default, then the Party not in default may terminate this Agreement as of the date specified in such notice.

         10.4 TERMINATION OF CUSTOMER FOR FAILURE TO PAY. The failure of Customer to pay any sum due hereunder which is not reasonably disputed by Customer for a period of thirty (30) days after written notice of such failure is delivered by NEWNET to Customer, shall be deemed a material breach of this Agreement, and grounds for termination by NEWNET without advance notice or a period in which to cure the default.

         10.5 CONSEQUENCES OF TERMINATION. Upon termination of this Agreement, it is expressly agreed by the Parties that:

                  (a) all licenses previously and reasonably granted to Customer's End Users by Customer, if any, shall remain in full force and effect, subject to payment of any amounts due NEWNET in connection therewith; and

                  (b)      the license granted to Customer under the above
         Software

                                   Appendix 1

                              NEWNET TERMS OF SALE

License shall continue in effect only to the extent necessary to comply with Customer's obligations to support existing and authorized sublicenses.

         The above license extensions are subject to payment of any amounts due NEWNET in connection therewith.

         The remedies set forth in this Article 10 shall not be exclusive but shall be in addition to any other remedies available to the nondefaulting Party at law or in equity.

         The provisions of the following Articles of these Terms of Sale shall survive the termination of the Supply or Purchase Agreement or to which these Terms of Sale are appended: Articles 7, 8 and 9. The warranty provisions of
Article 5 shall survive the termination of this Agreement only if termination was not due to a breach by Customer of its obligations under this Agreement.

11.      FORCE MAJEURE

         11.1 Neither Party shall be liable for any delay in meeting or for failure to meet its obligations under this Agreement due to any cause outside its reasonable control including, without limitation, strikes or lockouts, Acts of God or of the public enemy, war, riot, malicious acts of damage, blizzards, ice, lightning, floods, severe storms, fire, acts of governmental authority, failure of the electricity supply, failure or delay on the part of any suppliers or subcontractors attributable in themselves to Force Majeure as defined under the law of the location of the supplier or subcontractor in question, or the non availability or shortage of materials. The inability to pay money shall not be deemed a cause outside the control of a Party.

         11.2 If a Party is prevented from meeting its obligations due to any cause outside its reasonable control, it shall notify the other Party of the circumstances and other Party shall extend the time for the nonperforming Party's performance by the number of days by which it is so prevented.

12. INDEPENDENT CONTRACTOR. The relationship of NEWNET and the Customer established by this Agreement is that of independent contractors, and nothing contained in this Agreement will be construed:

         12.1 to give either Party the power to direct and control the day-to-day activities of the other,

         12.2 to constitute the Parties as partners, joint ventures, co-owners or otherwise as participants in a joint or common undertaking, or

         12.3 to allow either Party to create or assume any obligation on behalf of the other for any purpose whatsoever.

13. ASSIGNMENT. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their permitted successors and assigns. Notwithstanding the foregoing, neither this Agreement, nor any rights or obligations hereunder, may be assigned or otherwise transferred, whether by operation of law or otherwise by either Party, without prior written consent of the other Party, which consent shall not

                                   Appendix 1

                              NEWNET TERMS OF SALE


be unreasonably withheld, and any assignment or other transfer without such prior written consent will be invalid.

14. APPLICABLE LAW. This Agreement shall be governed by and construed according to the laws of the State of Connecticut.


15. WAIVER AND SEVERANCE. No delay or failure of either Party in enforcing against the other Party any provision of this Agreement, and no partial or single exercise by either Party of any right hereunder, shall be deemed to be a waiver of, or in any way prejudice, any right of that Party under this Agreement. Should any part of this Agreement be illegal or unenforceable, it shall be severed from this Agreement and the balance of the Agreement shall continue in force.

16. COMPLIANCE WITH US EXPORT LAWS. Customer agrees never to export, directly or indirectly, proprietary products, technical data, Software or NEWNET Systems, furnished by NEWNET to Customer pursuant to this Agreement, to any country outside the United States which export may be in violation of Article
379.4 of the Export Administration Regulations, or any other US export control law or regulation. Customer represents and warrants that in reexporting these proprietary products, technical data or NEWNET Systems it will not violate this export Administration Regulation or any other US export control law or regulation. It will be the Customer's responsibility to acquire proper US export licenses at Customer's expense.

17. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into solely for the benefit and protection of the Parties and their successors and permitted assigns, and no other person or entity shall have any cause of action hereunder.



END

                                    ADDENDUM
                                       to
           NEWNET SOFTWARE SUPPORT AND MAINTENANCE SERVICES AGREEMENT

This Addendum consists of amendments to and explanations of the terms of the NEWNET Software Support and Maintenance Services Agreement ("Support Agreement") to which this Addendum is attached. All references in the Support Agreement to "this Agreement" shall mean the Support Agreement. References to Article numbers below follow the numbering scheme of the Support Agreement:

Art. 1.2 Amend to read, "Service Period" shall mean the warranty period described in the Support Agreement and the initial eighteen (18) month term of the Support Agreement, whichever is longer, and any subsequent period for which Customer has purchased and paid for Support Services or Support renewal on mutually agreeable prices therefore. Support Services shall include System Support Services, Software Support Services and Hardware Support Services as defined in Attachment 2."

Art. 1.3 Amend to read, ""Critical Error" shall mean an error that creates a condition which makes impossible the performance of one or more major functions of the NEWNET System."

Art. 1.5 Amend to read, "Art. 1.5 "Serious Error" shall mean an error that creates a condition which makes difficult the performance of one or more major functions of the NEWNET System, but which can be circumvented or avoided on a temporary basis."

Art. 1 6 Amend to read, "Art. 1.6 "Minor Error" shall mean an error that does not impair the performance or continued performance of one or more serious functions of the NEWNET System."

Art. 1.8 Add the following, "Art. 1.8 (a) "NEWNET System" shall mean the NEWNET Hardware and Software sold to Customer hereunder."

Art. 1.11  Amend to read, "Art. 1.11 "Response" shall mean the process and response times described in Attachment 4 hereto, entitled NewNet Escalation Process."

Art. 1.14  Amend to read, "Art. 1.14 "System Support Services" shall mean the training, technical and field service support provided to NEWET Systems for Customers who have paid NEWNET's support fees described in Attachment 5 hereto."

Art. 2 In the first line, delete the word, "System". Amend the third line to read, "--the original Customer for the NEWNET Systems- -."

Art. 4.1 Amend the fourth and sixth lines to read, "- -NEWNET Systems--." Amend eighth line to read, "- - found in Attachment 5 hereto."

Art. 4.2 Amend the fifth line to read, "- -at NEWNET's and Customer's discretion,--." Amend eighth line to read, "- - found in Attachment 5 hereto."

Art. 4.3 Add article to read, "If at the end of a Service Period, certain NewNet products are still under warranty coverage, NewNet shall continue to honor warranty for such products until the end of such respective warranty term."

Art. 5 Amend the first paragraph to read in its entirety, "The Customer is entitled to the following services during the first eighteen (18) month term of this Agreement for the price described in Attachment 5 hereto. Thereafter, Customer may purchase System Support Services at a mutually agreeable prices for services described in Attachment 5 hereto."

             Amend the first sentence of the second paragraph as follows, "NEWNET System Support may be extended on an eighteen month term basis, subject to mutually agreeable cost of service." In the third paragraph, line 4, delete words, "in its discretion."

Art. 5.1 Amend to read, "NewNet TAC will provide telephone assistance to answer questions regarding usage of the NEWNET Systems, and clarification regarding any related documentation provided by NEWNET. During Out of Hours, NEWNET TAC engineers will carry pagers to alert them when their assistance is required and return Customer's page within such applicable time or times as are described in Attachment 4 hereto. During NEWNET's normal business hours, NewNet TAC will:"

Art. 5.1(g)  Delete in its entirety.

Art. 6 Amend to read, "Once NEWNET reasonably determines that a Critical, Serious or Minor Error exists in the Software, during Normal Business Hours, it will use reasonable commercial efforts to provide Customer with one of the following resolutions, in a manner consistent with the processes of Attachment 4 hereto:"

Art. 6.3(b)  Amend to read in its entirety, "If NEWNET cannot duplicate a reported software error using the above techniques, NEWNET and Customer will determine whether it is appropriate to send a service person to Customer's facility to work with Customer's personnel to duplicate said error. If the error is not NEWNET's exclusive fault or error, then Customer will pay NEWNET's time, material, living and travel expenses connected with such on-site support, at NEWNET's time and material rates described in Attachment 5 hereto."

Art. 6.3(c)  Amend line 2 to read, "--the Customer shall use reasonable commercial efforts to test and evaluate- -."

Art. 7 Amend to read, "NEWNET shall provide Hardware Support Services to Customer pursuant to Attachment 2 hereto, during the warranty term of each item of Hardware and at all other times in accord with Attachment 2 hereto."

Art. 8.1 Amend line two to read, "--Services are subject to Customer's reasonable commercial compliance with--."

Art. 8.2.4   Add the following text: "The Customer must have already tried to recreate the reported problem. If the Customer was not able to recreate the reported problem, all system logs, alarms, and configuration date must be forwarded to NEWNET to assist in resolution of the problem."

Art. 8.3.1   Add the following sentence: "Such new Software shall be accompanied by evidence that the error has been remedied. Patches will be provided with "read me" files, physical documentation and/or release notes, when available."

Art. 9 Add to the end of this Article: "NEWNET will notify Customer at least one year in advance prior to discontinuing a Product or support of a Product. In such event, NEWNET will offer Customer functionally equivalent Software on terms no less favorable than those of the OEM/VAR Agreement NEWNET, as a convenience only to Customer, offers the following examples of Version, Release and Revision of its Software:

               Version      Release        Revision
                  3           .5              .3        = AccessMANAGER. 3.5.3
                  3           .5              .0        = AccessMANAGER. 3.5.0
                  3           .4              .1        = AccessMANAGER. 3.4.1"

             Delete the last sentence of this Article and replace it with the following sentence, "This support is generally in the form of a patch, fix package or new Revision or Release or Version. NEWNET shall endeavor to take Customer's reasonable requests into consideration whenever practical in determining the form for the above support."

Art. 13.2    Amend line three and the balance of this Article to read, "--shall be renewed for successive eighteen (18) month terms for so long as Customer does not give NEWNET written notice of intent not to renew this OEM/VAR Agreement at least ninety (90) days prior to the end of the initial or each successive term, subject to mutual agreement on pricing. In the event of termination or nonrenewal of the OEM/VAR Purchase Agreement to which this System Support Agreement was originally appended, this System Support Agreement and the prices found in Attachment 5 hereto shall continue to be in full force and effect, subject to mutual agreement of the Parties as to pricing in the event of each renewal of this Agreement"

Attachment 2

Art. 1       Delete this entire Article and replace it with the following text:

             "Term of HW Support. The following Hardware Support Services shall be provided to Customer at no charge during the first one (1) year limited Hardware warranty period of all NewNet Hardware Products delivered to Customer. After such warranty term, the Customer may elect to purchase Hardware Support to extend these services to the end of the term for which the Software Service Agreement is purchased. During the initial and subsequent terms the Hardware warranty and Hardware Support Services may overlap. Should Customer decide not to purchase Hardware Support Services after the expiration of the Hardware warranty period, these Services are available on a per incident basis in accordance with the rates described in Attachment 5 to Appendix 2 to the Purchase Agreement. Hardware support shall be subject to the terms of the Purchase Agreement, including the appended Terms of Sale and Support Agreement. Should there be a conflict between the terms of that Agreement and any of its Appendixes and the terms of this Attachment 2, the terms of this Attachment shall prevail."

Art 2.4 Add the following new Article: "Art. 2.4 If a Hardware error is a Critical Error, NEWNET will promptly send a replacement board to Customer, who will promptly return the board which caused the Critical Error to NEWNET."

Appendix. 3  Replace the first paragraph of Appendix 3 with the following: "The
             AccessMANAGER. pricing referenced in this Agreement will apply to all current and future Releases of the AccessMANAGER. product, excluding Releases which incorporate the distributed redundancy architecture. During the term of this Agreement, Summa Four will have access to, at mutually agreed upon prices, all fixes, Revisions, and Updates as well as all new country variants of such current AccessMANAGER. products."

The Parties signify their agreement to the above amendments to the NEWNET System Support Agreement by having their duly authorized representatives sign where indicated below:



NEWNET, Inc.


By:
    -------------------------------
   Its:


Summa Four, Inc.

By:
    -------------------------------
   Its:

                                   Appendix 2

           NEWNET SOFTWARE SUPPORT AND MAINTENANCE SERVICES AGREEMENT



This NEWNET Software Support and Maintenance Services Agreement (the "System Support Agreement") is entered by and between NEWNET, Inc. ("NEWNET"), and Customer as of the Effective Date. NEWNET and Customer may be referred to herein as the "Party" or "Parties". The definitions of NEWNET, Customer and Effective Date are found in the OEM/VAR Agreement between the Parties.

The Parties covenant and agree as follows:

1. Definitions. Definitions used in the OEM/VAR Agreement to which this System Support Appendix is attached shall apply to this Appendix. The following are additional defined terms used only in this Appendix:

         1.1 "NEWNET Facility" shall mean NEWNET engineering offices, currently located in Shelton, Connecticut.

         1.2 Service Period" shall mean the period for which Customer has purchased and paid for Support Services, or Service Renewal.

         1.3 "Critical Error" shall mean an error that creates a condition which makes impossible the performance of one or more critical functions of the NEWNET Software.

         1.4      "Hardware" shall mean hardware supplied by NEWNET.

         1.5 "Serious Error" shall mean an error that creates a condition which makes difficult the performance of one or more critical functions of the NEWNET Software, but which can be circumvented or avoided on a temporary basis.

         1.6 "Minor Error" shall mean an error that does not impair the performance or continued performance of one or more critical functions of the NEWNET Software.

         1.7 "Normal Business Hours" shall mean for services performed at NewNet TAC, 8:30AM to 5:30PM USA Eastern Standard Time, Monday through Friday, excluding NEWNET public holidays; for services performed at Customer's site, Normal Business Hours shall mean Customer's normal daytime business hours at Customer's site.

         1.8 "Software" and "NEWNET Software" shall mean the NEWNET software licensed to Customer hereunder.

         1.9 "Out of Hours" shall mean for services performed at NewNet TAC, 5:30PM to 8:30AM Monday through Friday USA Eastern Standard Time, and all day Saturday, Sunday and NEWNET holidays; for services performed at Customer's site, Out of Hours shall mean services that are not performed within the Customer's Normal Business Hours.

         1.10 "Resolution" shall mean one or more fixes to errors reported by the Customer, tested and delivered to

                                   Appendix 2

           NEWNET SOFTWARE SUPPORT AND MAINTENANCE SERVICES AGREEMENT


Customer in the form of a fix package, or patch, release, repair or replacement of, Hardware or Software, or any portion thereof, and/or any other fixes deemed mutually acceptable.

         1.11 "Response" shall mean the time taken to respond to the Customer, sufficient to discuss and conduct initial analysis of an error reported by the Customer in the Hardware or Software.

         1.12 "Release" shall mean a fix package or upgrade to a Version that improves product attributes, capabilities or usability or contains enhancements thereto, and may also incorporate corrections to Critical, Serious, and Minor Errors thereto.

         1.13 "Revision" shall mean an update to a Version that remedies existing Critical, Serious, or Minor Errors or contains minor enhancements thereto.

         1.14 "System Support Services" shall mean the training, technical and field support services to be provided by NEWNET to a Customer hereunder who has paid NEWNET"s support fees.

         1.15 "NewNet TAC" shall mean the NEWNET Technical Assistance Center, which is currently located in Shelton, Connecticut.

         1.16     "User" shall mean the Customer and any permitted End User.

         1.17 "Version" shall mean the software platform that the current Revision and Release is based upon.

2. General. The System Support Services described in this Agreement will be provided only to the original Customer for the NEWNET Software unless otherwise agreed in writing.

3. Confidentiality. All Confidential Information exchanged hereunder shall be subject to the terms of the Mutual Nondisclosure Agreement entered by the Parties and found as Appendix 4 to the OEM/VAR Agreement to which this Agreement is attached.

         Notwithstanding the termination date of the Mutual Nondisclosure Agreement, it shall remain in effect for so long as this Agreement and any renewal or successor agreement are in effect and the obligation of confidentiality shall survive the termination of this Agreement pursuant to the terms of the Mutual Nondisclosure Agreement.

4.       NEWNET System Support Services:

         4.1 Installation. Unless otherwise agreed, the Customer is responsible for the installation and post-warranty maintenance of the NEWNET Software. System Support Services are available from NEWNET as outlined in the following sections. NEWNET may install the NEWNET Software for the Customer, at Customer's request, by paying NEWNET's on-site rates found in Appendix 3 to the Purchase Agreement.

         4.2. Field Service. NEWNET will provide System Support Services to Customer's personnel at locations other than the NEWNET Facility, including without limitation, hands-on

                                   Appendix 2

           NEWNET SOFTWARE SUPPORT AND MAINTENANCE SERVICES AGREEMENT


trouble shooting or system relocation, at NEWNET discretion, subject to personnel availability, and payment of NEWNET on-site service rates found in Appendix 3 to the Purchase
Agreement.

5. Software Support Services. The Customer is entitled to the following services during the Service Period for a particular NEWNET Software for the applicable price found in Appendix 3 to the Purchase Agreement.

         NEWNET SYSTEM Support extends on a year to year basis. In the case of a new Service Agreement, its initial term will begin on the date that the applicable warranty expires. In the case of a Service renewal, the effective date of the renewal will be the date the Service Renewal is executed and the termination date will be as described in the Renewal Agreement. NEWNET may modify any of the provisions of the Service Agreements described herein for subsequent terms provided that it gives to the Customer no less than thirty (30) days advance written notice prior to the renewal of such Agreement(s). It is the Customer's responsibility to extend the Agreement(s) before the termination of the existing term. Election to purchase or extend NEWNET Support Service must be made to NEWNET in writing.

         If the System Support Services Agreement has lapsed, then the Customer can purchase such Revisions, Releases and Versions at the regular list prices offered by NEWNET in its discretion. Software Upgrades (if any) can be purchased when available.

         5.1 7x24 Service. NewNet TAC will provide telephone assistance to answer questions regarding usage of the NEWNET Software and clarification regarding any documentation provided by NEWNET. During Out of Hours, NewNetTAC engineers will carry pagers to alert them when their assistance is required and return Customer's page within one (1) hour of receipt. During NEWNET's Normal Business Hours, NewNetTAC will:

                  a. Investigate and analyze all reported Critical, Serious, and Minor Errors and determine if such error(s) exist in the Hardware, Software or both.

                  b. Make available the means by which Customer may, if it so elects, report errors through the electronic mail network.

                  c. Monitor NEWNET Software(s) with a modem at Customer's site. If Customer provides modem access to a NEWNET Software, then NewNet TAC staff will remotely diagnose such NEWNET Software when errors are reported.

                  d. Replace any defective media on which the Software has been provided, if necessary.

                  e. Provide Software Revisions (if any) at no charge during the term of the System Support Agreement.

                                   Appendix 2

           NEWNET SOFTWARE SUPPORT AND MAINTENANCE SERVICES AGREEMENT


                  f. Provide Software Releases (if any) at NEWNET's prevailing rates for Systems Support Customers.

                  g. If the System Support Agreement has lapsed, then the Customer can purchase Releases, Versions, and Revisions at the list price offered by NEWNET in its discretion. Software Upgrades (if any) may be purchased when available.

6. Resolution of Errors. Once NEWNET reasonably determines that a Critical, Serious or Minor Error exists in the Software, during Normal Business Hours, it will use reasonable commercial efforts to provide Customer with a Resolution as follows:

         6.1 Provide telephone assistance regarding Critical, Serious, and Minor Errors in the Hardware, Software or both as reported by Customer.

         6.2 Respond with a plan for correcting an error within the following times:

                     Error                    Response Times
                     -----                    --------------
                    Critical            Within one (1) business day
                    Serious             Within two (2) business days
                    Minor               Within five (5) business days


         6.3 Resolve each Critical and Serious Error reported in writing by the Customer in the following steps:

                  (a) NEWNET will attempt to duplicate a reported software error. If NEWNET can duplicate the reported software error at NEWNET's offices, or, if practical, by remote dial-up access to and manipulation of the NEWNET Software, then NEWNET will determine the necessary corrective action for Errors and use reasonable commercial efforts to deliver a Resolution for such Errors within a mutually agreed time.

                  (b) If NEWNET cannot duplicate a reported software error using the above techniques, NEWNET will determine whether it is appropriate to send a service person to Customer's facility to work with Customer's personnel to duplicate said error. NEWNET will only send a service person if Customer so requests at Customer's additional cost for NEWNET's time, material, living and travel expense connected with such on-site support. Such on-site support will be provided at NEWNET's standard time and material rates prevailing at the time of the on-site support, plus reasonable travel and living expenses.

                  (c) Upon delivery to the Customer of each Resolution pursuant to this Section, the Customer shall test and evaluate said Resolution in order to determine whether the error reported by the Customer has been corrected. The Customer shall have thirty (30) days from receipt of said Resolution to notify NEWNET in writing that it either accepts or rejects the Resolution. Customer's failure to report will be deemed acceptance. If said Resolution is not accepted by the Customer for a

                                   Appendix 2

           NEWNET SOFTWARE SUPPORT AND MAINTENANCE SERVICES AGREEMENT


         stated and appropriate reason, NEWNET and Customer may agree to repeat the procedures pursuant to this section.

7. Hardware Support NEWNET shall provide Hardware Support Services should Customer elect such services. NEWNET Hardware Support Services are described in Attachment 2 hereto.

8.       Customer's Obligations

         8.1 NEWNET's System Support Services are subject to Customers compliance with the obligations set forth below. If the Customer fails to comply with these obligations, then NEWNET shall have the right to provide Support Services at its regular time and materials rates.

         8.2 Customer shall file with NewNet TAC the Service Request Form, Attachment 3 hereto, in order to complete a Purchase Order for System Support Services.

                  8.2.1 Customer shall be responsible for the interface between software for which System Support Services is available and all other software used by Customer.

                  8.2.2 Customer shall provide prompt notice to NEWNET of any problems with the Hardware or the Software. All errors reported verbally reported by the Customer shall be promptly confirmed by the Customer in writing and shall be in sufficient detail to enable NEWNET to duplicate the error and to certify that the error has been remedied.

                  8.2.3 Service requests should be forwarded by fax, e-mail or other written form. Customer shall provide NEWNET with the name of the product and the version and the serial number. The request shall include, if feasible, a test or program fragment and any additional information that demonstrates the Customer's problem. If the Software or Hardware is failing, the Customer shall provide a copy of the output from the failing product, typically in the form of a diagnostic message. If feasible, the Customer shall report the exact manner in which the product was being used and the command line options.

                  8.2.4 Problems reported to NEWNET must be outside the ordinary course of maintenance and beyond the capability of Customer's support personnel trained in the NEWNET Products.

                  8.2.5 The Customer shall maintain operation and maintenance personnel capable of providing fault isolation and problem determination consistent with the training provided by NEWNET to Customer, following NEWNET training. Customer shall assure that such personnel are available at the site by telephone during periods when NEWNET system maintenance services are being performed.

                  8.2.6 In order to allow a Resolution, Customer must provide NEWNET with reasonable access to its Hardware and Software upon request

                                   Appendix 2

           NEWNET SOFTWARE SUPPORT AND MAINTENANCE SERVICES AGREEMENT


         by NEWNET. Customer shall provide necessary dial-up facilities and allow qualified NEWNET personnel to access and operate the Purchaser's equipment via a dial-up line. NEWNET's obligations hereunder are subject to the availability of this access. NEWNET shall treat any confidential information of Customer obtained hereunder as "Confidential Information" under the Mutual Nondisclosure Agreement attached hereto as Appendix 4.

                  8.2.7 Customer hereby grants NEWNET authorized representative access, subject to Customer's normal security restrictions, to the Customer's site, and all related equipment and facilities, for the purpose of providing System Support Services. NEWNET will comply with Customer's standard rules and regulations for access, a copy of which will be furnished to NEWNET by the Customer upon execution of this Agreement. Any delays or return calls resulting from lack of free access to perform the required services will be billed according to NEWNET Support Service rates for field work. In addition, Customer will provide NEWNET access to electrical power and other utilities, and telephone and fax access to NEWNET, all at Customer's expense.

         8.3 NEWNET shall not be responsible for Resolving an reported error should Customer fail to carry out any of the below obligations:

                  8.3.1 Customer shall incorporate in the Software any new Version, Release or Revision that NEWNET has offered to provide to Customer to remedy the alleged error.

                  8.3.2 Customer shall comply with the maintenance and repair obligations set forth in the documentation provided with the NEWNET Software and in NEWNET's user interface, maintenance, troubleshooting, field installation and support manuals.

                  8.3.3    Customer shall not modify the NEWNET Software.

                  8.3.4 Customer shall not mishandle or damage the NEWNET Hardware other than by ordinary wear and tear.

9. Support of Discontinued or Superseded Product. NEWNET reserves the right to develop and introduce enhancements to products and to improve products and to discontinue the design and manufacture of existing products. NEWNET will use its reasonable efforts to notify Customer regarding availability of new Versions, Releases and Revisions. Each new Release or Revision supersedes the preceding Release or Revision. NEWNET provides support to:

               Version            Release           Revision
               -------            -------           --------
               Latest             Latest             Latest
               Latest             Latest             Preceding
               Latest             Preceding          Latest


                                   Appendix 2

           NEWNET SOFTWARE SUPPORT AND MAINTENANCE SERVICES AGREEMENT


This support is generally, in NEWNET's unilateral discretion, in the form of a software patch, fix package or new Revision, or Release or Version. 10. Limited Warranty; Limitation on Liability and Customer's Exclusive Remedy. If NEWNET fails to fulfill its obligations under this System Support Agreement with respect to any covered NEWNET Software, Customer's sole and exclusive remedy is the right to terminate the relevant System Support Services order, in writing, and receive reimbursement of the portion of the System Support Services for the unused portion of the annual support contract plus one additional month's support charge.

OTHER THAN AS EXPRESSLY SET FORTH HEREIN, NEWNET MAKES NO WARRANTIES WITH RESPECT TO ITS SYSTEM SUPPORT SERVICES OR ANY RESOLUTION, PATCH, FIX PACKAGE, REVISION, RELEASE OR VERSION PROVIDED HEREUNDER, EITHER EXPRESSED OR IMPLIED, AND SPECIFICALLY EXCLUDES (i) ANY WARRANTY THAT THE SAME ARE FIT FOR A PARTICULAR PURPOSE AND (ii) ANY IMPLIED WARRANTY OF MERCHANTABILITY. IN NO EVENT SHALL NEWNET BE LIABLE FOR ANY LOST PROFITS OR SAVINGS, OR FOR INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, REGARDLESS OF THE FORM OF ACTION, EVEN IF NEWNET HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM AGAINST CUSTOMER BY ANY THIRD PARTY.

11. License Limitations. The rights granted to Customer, the use limitations and Customer's responsibilities to prevent unauthorized disclosure specified in the License applicable to the NEWNET Software covered by System Support Services hereunder apply equally to all System Support Service elements, including Resolutions, patches, fix packages, Versions, Releases and Revisions delivered to Customer hereunder.

12. Notices and Other Communications. Notices shall be in writing (unless otherwise designated herein) and shall, for all purposes, be deemed to be fully given and received if delivered personally, or if sent by facsimile with a copy sent by Express, certified or registered mail, postage prepaid, to the other Party at its address stated in Attachment 1 hereto, or to such other address as the respective Party shall advise in writing.

13.      Term of Agreement

         13.1 The term of this Agreement shall begin on the Effective Date and unless otherwise terminated as provided herein, shall continue in full force and effect until the expiration date of the initial term of this Agreement found in Attachment 1 hereto.

         13.2 Unless otherwise terminated as provided herein, the initial term of this Agreement shall be

                                   Appendix 2

           NEWNET SOFTWARE SUPPORT AND MAINTENANCE SERVICES AGREEMENT


renewed for successive one (1) year terms after the initial term, unless either Party gives written notice to the other Party not less than thirty (30) days before the end of the initial or each successive term that it elects not to extend the Agreement for the next one (1) year term.


IN WITNESS WHEREOF, EACH PARTY HERETO HAS SIGNIFIED ITS AGREEMENT TO THE ABOVE PROVISIONS THROUGH ITS DULY AUTHORIZED REPRESENTATIVE AS OF THE ABOVE DATE:


NewNet, Inc.                              Customer:


By:                                       By:
   ----------------------------------        ----------------------------------

Name:                                     Name:
     --------------------------------           -------------------------------

Title:                                    Title:
      -------------------------------           -------------------------------

                                   Appendix 2

           NEWNET SOFTWARE SUPPORT AND MAINTENANCE SERVICES AGREEMENT



                                  ATTACHMENT 1
              Effective Date and Term of Software Support Agreement
                         Names and Addresses of Parties
                    Appointment of Person to Receive Notices

1. The effective date of the System Support Agreement is February 17, 1997 and it shall continue in force for a period of eighteen (18) months unless terminated earlier.

2.       Identification and Addresses of Parties

         2.1      NEWNET

                  2.1.1    Name and Address:           NewNet, Inc.,
                                                       2 Enterprise Drive,
                                                       Shelton, CT 06484

                  2.1.2    State of Incorporation:     Connecticut

         2.2      Customer

                  2.2.1    Name and Address:           Summa Four, Inc.
                                                       25 Sundial Avenue,
                                                       Manchester, New
                                                       Hampshire 03103-7251

                  2.2.2    State of Incorporation:     Delaware

3. Persons to whom all notices required by the Support Agreement shall be delivered:

         3.1      NEWNET     Vice President Sales
                             NewNet, Inc.
                             2 Enterprise Drive
                             Shelton, CT 06484

                    Copy to:
                             General Counsel
                             NEWNET Inc.
                             40 Oriole Avenue
                             Bronxville, NY 10708

                                   Appendix 2

           NEWNET SOFTWARE SUPPORT AND MAINTENANCE SERVICES AGREEMENT


         3.2      CUSTOMER:        John Shaw
                                   Summa Four, Inc.
                                   25 Sundial Avenue
                                   Manchester, New Hampshire 03103-7251

                                   Appendix 2

           NEWNET SOFTWARE SUPPORT AND MAINTENANCE SERVICES AGREEMENT



                                  ATTACHMENT 2

                            HARDWARE SUPPORT SERVICES

1. Term of HW Support. If the Customer and NEWNET elect Hardware Support, then NEWNET's System Support Service will extend to cover Hardware from the end of the first one (1) year limited Hardware warranty period to the end of the term for which the Software Service Agreement is purchased. During the initial and subsequent terms, the Hardware warranty and Hardware support services may overlap. Hardware support shall be subject to the terms of the OEM/VAR Purchase Agreement, including the appended Terms of Sale and Support Agreement. Should there be a conflict between the terms of that Agreement and any of its Appendixes and the terms of this Attachment 3, the terms of this Attachment shall prevail.

2. Resolution of Hardware Errors. Once NEWNET has made a reasonable determination that a Critical, Serious or Minor Error exists in the Hardware, NEWNET will provide the following Resolution for that Error:

         2.1 If the Hardware or a component thereof is defective, NEWNET will provide Customer with a Return Material Authorization
                  (RMA) number prior to such defective Hardware or component being returned. The RMA number shall be written legibly on the outside of the shipping carton. Customer will ship such defective Hardware or component to NEWNET with risk of in-transit loss or damage and transportation charges being borne by Customer. NEWNET then will use its reasonable efforts to repair or replace said Hardware or component and ship it ex-works Shelton, CT within sixty (60) business days from the receipt of the defective Hardware or component by NEWNET. Customer bears the risk of in-transit loss or damage for shipments to Customer of any repaired or replaced Hardware or components thereof. Any repaired Hardware or components are warranted for the remainder of the unexpired period of the warranty or for sixty (60) days, whichever is longer. Replacement Hardware and components shall be warranted as new Hardware, to the extent the manufacturer provides NEWNET with such a warranty.

                                   Appendix 2

           NEWNET SOFTWARE SUPPORT AND MAINTENANCE SERVICES AGREEMENT


         2.2 When it is necessary to ship a replacement part before the defective part is received, the Customer will be invoiced for the replacement part at its full cost. Appropriate credit will be given to the Customer when the defective part is received. NEWNET must receive the defective part within thirty (30) days from the date of the applicable RMA, or, on or after the thirty-first (31st) day NEWNET will invoice the Customer for an additional ten percent (10%) over NEWNET's standard price for the replacement part. Customer also can request expedited delivery of replacement Hardware and/or component parts at NEWNET prevailing rates.

         2.3 If the Hardware or a component thereof cannot be repaired or replaced, NEWNET will so notify Customer promptly and, unless otherwise agreed, Customer may, at its option, elect either of the following options: (1) allow NEWNET to substitute similar replacement Hardware or components that conform to the specifications for the defective Hardware or components, or
                  (2) terminate the Hardware portion of System Support Services and obtain similar material(s) from another source, in which case NEWNET shall have no further liability to the Customer for Hardware under this System Support Services Agreement.

                                   Appendix 2

           NEWNET SOFTWARE SUPPORT AND MAINTENANCE SERVICES AGREEMENT



                                  ATTACHMENT 3

                          REGISTRATION FORM FOR SERVICE


DATA TO BE PROVIDED:


         1.       Customer Name

         2.       Customer Contact

         3.       Customer Telephone Number

         4.       Customer Fax Number

         5.       Customer E-mail Address

         6.       Software Release

         7.       Country Variant (if any)

         8.       ANSI or CCITT

         9.       License Number

         10.      Hardware SS7 I/F Medium

         11.      TAC Center Location

         12.      TAC Center Telephone Number

         13.      TAC Support Hours

                                   Appendix 2

           NEWNET SOFTWARE SUPPORT AND MAINTENANCE SERVICES AGREEMENT



                                  ATTACHMENT 4

                            NEWNET ESCALATION PROCESS


PROBLEM REPORTING PROCESS

Call 203-925-6100, NewNet TAC, 7 days per week, 24 hours per day.
Other channels for initiating problems are E-Mails and Fax. Out of hours call will be answered by the NewNet answering service and forwarded to the appropriate TAC Engineer to provide a response to the customer.

All calls will come to the NewNet TAC center and be issued a call request number(CR). During regular business hours, all calls be handled immediately. Out of hours, all calls will be responded to within 60 minutes.

If no Response is received for any call within a 60 minute period, the call will be escalated to the Director of Support and Manufacturing by NewNet.

If no Response is received within 2 hours from initial call receipt, the call will be escalated to the Vice President of Operations by NewNet.

If no Response is received within 2 hours after the escalation to the Vice President of Operations, the call will escalated to the President of NewNet by NewNet.

PROBLEM PRIORITY

Critical - Response with a resolution (target date) is within 24 hours - final solution to problem is within 7 business days - on development systems.

For Runtime systems, if rebooting does not clear the problem, Engineering resources will be called in to correct the problems or provide workaround within 24 hours.

Serious - Response with a resolution (target date) is within 48 hours - final solution to problems is within 21 business days.

Minor - Response with a resolution (target date) is within 5 days - final solution to Minor CR's will be in upcoming fix packages.

                                   Appendix 2

           NEWNET SOFTWARE SUPPORT AND MAINTENANCE SERVICES AGREEMENT


In all situations mentioned above, if acceptable, workaround solutions can be given to the customer as a temporary measure. Agreement between the customer and NewNet must be met for all workarounds. Workarounds must be replaced by final solutions.

                                   Appendix 2

           NEWNET SOFTWARE SUPPORT AND MAINTENANCE SERVICES AGREEMENT



                                  ATTACHMENT 5

                      SUPPORT AND MAINTENANCE (18 MONTHS)*

-------------------------------------------------------------------------------------------------
                                                               PROMOTIONAL PARTNER PRICING
-------------------------------------------------------------------------------------------------
Lab Development AccessMANAGER.  Licenses (up to 20)**         $180K - $60K Credit(1)  = $120,000
-------------------------------------------------------------------------------------------------
Run Time AccessMANAGER.  Licenses (current installed          $360K - $120K Credit(1) = $240,000
base plus up to $3M of NewNet Products)
-------------------------------------------------------------------------------------------------

* Support and Maintenance Discount based on a signed, valid Software Support and Maintenance Services Agreement between SummaFour and NewNet. Support and Maintenance prices revert to standard NewNet published pricing upon termination and/or expiration of said signed, valid Support Agreement.

** Summa Four will identify the twenty (20) Lab Development system Host ID's covered under Support and Maintenance. Keyfile(s) for these Lab Development system(s) will be provided to Summa Four upon their request for each software version of AccessMANAGER. requested, at no additional charge.

(1) Credits give due to overlap of Support and Maintenance from prior purchases and agreements.




                          ENGINEERING SUPPORT/TRAINING

--------------------------------------------------------------------------------
Strategic Engineering Support                          $240,000 per staff year
--------------------------------------------------------------------------------
                                                      ($20,000 per staff month)
--------------------------------------------------------------------------------
Field Support                                          $240,000 per staff year
--------------------------------------------------------------------------------
                                                      ($20,000 per staff month)
--------------------------------------------------------------------------------
AccessMANAGER.  Training @ NewNet                                       $9,500
(4 persons/3 days)
--------------------------------------------------------------------------------

                                   Appendix 2

           NEWNET SOFTWARE SUPPORT AND MAINTENANCE SERVICES AGREEMENT



                       SYSTEM SUPPORT SERVICE LIST PRICES
               (as of effective date of System Support Agreement)

-------------------------------------------------------------------------------
A.   NEWNET TRAINING:

     NewNet TAC Training of up to            US $2,500 for each trainee
     four (4) Customer Tier 2 TAC            (A private course requires a
     support personnel at NEWNET's           minimum of four (4) trainees).
     offices

     Trainee's travel, living and            Paid by Customer
     other out-of-pocket expenses

-------------------------------------------------------------------------------
B.   FIELD SERVICE:

     Field                                   Services US $1,000 per 8 hour day
                                             of service
                                             US $200 per hour above 8 hours
                                             service in one day
                                             US $5,000 per 40 hour work week
                                             US $200 per hour for hours
                                             above a 40 hour work week

-------------------------------------------------------------------------------
C.   OUT-OF-POCKET COSTS OF FIELD
     SERVICE, INCLUDING INSTALLATION
     AND INTEGRATION

     Transportation, room, board and         Paid by Customer in US dollars
     communications expenses

-------------------------------------------------------------------------------
D.   SUPPORT FEES FOR NEWNET                 US $300 per staff hour, with a
     SOFTWARE SUPPORT FOR                    minimum per call or assignment of
     WHICH SOFTWARE SUPPORT                  two hours support.
     HAS NOT BEEN PURCHASED
                                             Customer will pay a license fee for
                                             each patch, fix package and
                                             Revision that it receives for each
                                             NEWNET System that it has
                                             purchased.

-------------------------------------------------------------------------------
E.   VERSIONS OR RELEASE UPGRADE             50% of NEWNET's List Price (while
                                             a NewNet Software Support and
                                             Maintenance Agreement is in
                                             effect.)

-------------------------------------------------------------------------------
F.   OUT OF WARRANTY REPAIR OF               Not to exceed Summa Four's
     HARDWARE                                Promotional Partner Price for the
                                             item of hardware (Shipping and
                                             Handling NOT included) found in
                                             Appendix 3 of the OEM/VAR
                                             Agreement.

-------------------------------------------------------------------------------


                                   Appendix 3

                    NewNet Pricing (ANSI and CCITT Standards)
                 with Summa Four's Promotional Partner Discounts
================================================================================

The AccessMANAGER. 3.5.3 pricing referred to in this Agreement will apply to all current and future Releases of that product, excluding Releases which incorporate distributed redundancy architecture. During the term of this Agreement, Summa Four will have access to, at the agreed upon pricing described below, all fixes, Revisions and Updates, as well as new country variants of the above described product as are current at the time this Agreement is entered.


-------------------------------------------------------------------------------------------
                                                       PUBLISHED        PROMOTIONAL PARTNER
        ACCESSMANAGER. V3.5.3                          PRICE LIST             PRICING
-------------------------------------------------------------------------------------------
        DEVELOPMENT LICENSES
-------------------------------------------------------------------------------------------
ISUP, MTP-L3, API                                       $ 33,750            $21,937.50
-------------------------------------------------------------------------------------------
ISUP, MTP-L3, API (Fault Res. Copy)                     $ 13,500            $ 8,775.00
-------------------------------------------------------------------------------------------
TCAP-SCCP-ISUP, MTP-L3, API                             $ 51,250            $33,312.50
-------------------------------------------------------------------------------------------
TACP-SCCP-ISUP, MTP-L3, API (Fault Res. Copy)           $ 20,500            $13,325.00
-------------------------------------------------------------------------------------------
4 links MTP-L2                                          $ 12,000            $ 4,920.00
-------------------------------------------------------------------------------------------
4 Links MTP-L2 (Fault Res. Copy)                        $  4,800            $ 3,120.00
-------------------------------------------------------------------------------------------
AX7000 4 port Sbus RS-449 Card (each)                   $  4,500            $ 2,250.00
-------------------------------------------------------------------------------------------
4 input Selector Shelf Unit (Dual Power Supply)         $ 12,500            $ 6,250.00
-------------------------------------------------------------------------------------------
        RUN TIME (S/w + NewNet Supplied H/w)
-------------------------------------------------------------------------------------------
              ISUP Only Licenses
-------------------------------------------------------------------------------------------
ISUP, 4 links MTP-L2, -L3, APII,                        $ 45,750            $   12,000
1 AX7000 4 port Sbus Card (Simplex)
-------------------------------------------------------------------------------------------
ISUP, 4 links MTP-L2, -L3, API,                         $ 86,350            $   24,000
Dual Power Supply Selector Shelf Unit,
2 add'l Slave Cards,
2 AX7000 4 port Sbus Cards (Fault Resilient)
-------------------------------------------------------------------------------------------
ISUP, 8 links MTP-L2, -L3, API                          $ 66,750            $   16,000
2 AX7000 4 port Sbus Cards (Simplex)
-------------------------------------------------------------------------------------------
ISUP, 8 links MTP -L2, -L3, API,                        $114,950            $   31,500
Dual Power Supply Selector Shelf Unit,
6 add'l Slave Cards,
4 AX7000 4 port Sbus Cards (Fault Resilient)
-------------------------------------------------------------------------------------------
Upgrade ISUP System to TCAP/SCCP/ISUP                   $ 17,500            $    4,000
(Simplex-Simplex)
-------------------------------------------------------------------------------------------
Upgrade ISUP System to TCAP/SCCP/ISUP (F.               $ 24,500            $    4,300
Res. - F. Res.)
-------------------------------------------------------------------------------------------
Upgrade 4 Links MTP-L2 to 8 Links + 1 add'l             $ 16,500            $    4,000
AX7000 Card (Simplex-Simplex)
-------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------

Upgrade 4 Links MTP-L2 to 8 Links + 2 add'l             $ 29,800            $ 7,500
AX7000 Cards + add'l Slave Cards (F. Res. - F. Res.)
-------------------------------------------------------------------------------------------
            TCAP/ISUP Licenses
-------------------------------------------------------------------------------------------
TCAP-SCCP-ISUP, 4 links MTP L-2, -L3, API 1             $ 67,750            $16,000
AX7000 4 port Sbus Card (Simplex)
-------------------------------------------------------------------------------------------
TCAP-SCCP-ISUP, 4 links MTP-L2, -L3, API, Dual          $110,850            $28,300
Power Supply Selector Shelf Unit,
2 add'l Slave Cards.
2 AX7000 4 port Sbus Cards (Fault Resilient)
-------------------------------------------------------------------------------------------
TCAP-SCCP-ISUP, 8 links MTP-L2, -L3, API 2              $ 84,250            $20,000
AX7000 4 port Sbus Cards (Simplex)
-------------------------------------------------------------------------------------------
TCAP-SCCP-ISUP, 8 links MTP-L2, -L3, API, Dual          $139,450            $35,900
Power Supply Selector Shelf Unit,
-------------------------------------------------------------------------------------------
6 add'l Slave Cards,
4 AX7000 4 port Sbus Cards (Fault Resilient)
-------------------------------------------------------------------------------------------
Upgrade 4 Links MTP-L2 to 8 Links - (refer to          see above          see above
ISUP only upgrade section above)
-------------------------------------------------------------------------------------------


     * Software Upgrade (to new Version/Release) without an existing, valid OEM/Support Agreement will be charged at Published Price List prices.

                                   Appendix 3

                    NewNet Pricing (ANSI and CCITT Standards)
                 with Summa Four's Promotional Partner Discounts
================================================================================


--------------------------------------------------------------------------------
                    CONNECT7 V2.0.0        PUBLISHED PRICE   PROMOTIONAL PARTNER
                                                LIST               PRICING
--------------------------------------------------------------------------------
DEVELOPMENT LICENSES/RUN TIME
--------------------------------------------------------------------------------
         (S/w only*)
--------------------------------------------------------------------------------
         ISUP Only Licenses
--------------------------------------------------------------------------------
Connect7 ISUP, 4 links MTP-L2 (Simplex)       $19,800              $12,000
--------------------------------------------------------------------------------
Connect7 ISUP, 4 links MTP-L2 (Fault          $39,600              $24,000
Resilient)
--------------------------------------------------------------------------------
         TCAP/ISUP Licenses
--------------------------------------------------------------------------------
TCAP-SCCP-ISUP, 4 links MTP-L22 (Simplex)     $33,075              $16,000
--------------------------------------------------------------------------------
TCAP-SCCP-ISUP, 4 links MTP-L2 (Fault         $66,150              $31,500
Resilient)
--------------------------------------------------------------------------------


* Connect 7 Hardware is the responsibility of the customer and is not included in the above pricing.



                             SOURCE CODE ESCROW FEES

     Should Customer desire for NEWNET to deposit the NEWNET Software source code in escrow, with NEWNET's Escrow Agent, it must pay the following fees to NEWNET:

--------------------------------------------------------------------------------
Establish Escrow:                 $5,000, payable thirty (30) days in advance
                                  of NEWNET's establishing an escrow account
                                  for Customer.
--------------------------------------------------------------------------------
Maintain Escrow:                  $3,000 per year, payable thirty (30) days in
                                  advance of new year of escrow coverage.
--------------------------------------------------------------------------------

                                   Appendix 4
                         MUTUAL NONDISCLOSURE AGREEMENT


THIS AGREEMENT made and effective as of February 17, 1997 by and between NewNet, Inc. ("NEWNET"), a Connecticut corporation, having offices at 2 Enterprise Drive, Shelton, CT, 06484 and Summa Four, Inc., ("Customer") a New Hampshire corporation having an office at 25 Sundial Avenue, Manchester, New Hampshire 03103-7251. Hereinafter these parties maybe addressed individually and collectively as the "Party" or "Parties."


                                WITNESSETH THAT:


WHEREAS, effective on even date, the Parties have entered a NEWNET OEM/VAR Supply Agreement;

WHEREAS, it is expected that the OEM/VAR relationship and Agreement will involve the mutual disclosure and communication by both Parties of Information not in the public domain, including business and financial information, drawings, samples, devices, demonstrations, computer programs, inventions and other information, and all proprietary and novel features contained in any of the foregoing ("Information");

WHEREAS, the Parties wish to define their rights with respect to Information delivered to the other Party; and to protect any proprietary and novel features contained therein;

NOW, THEREFORE, in consideration of the above premises, it is agreed as follows:

1. Information delivered by the disclosing Party to the other Party shall be considered confidential if (ii) the disclosing Party restricts it in a reasonable manner to keep it confidential and (ii) such knowledge is clearly and completely reduced to written or graphics form when disclosed and the documents that contain such knowledge are clearly marked "confidential" or the information is verbally identified as proprietary at the time of disclosure and within sixty
(60) days is subsequently furnished to the receiving Party in a document that is clearly marked "confidential." Such information ("Confidential Information") shall be subject to the restrictions of this Agreement.

2. The receiving Party agrees that all rights to the proprietary and novel features contained in the Confidential Information are reserved by the disclosing Party; and the receiving Party will not use or disclose such proprietary and novel features to the benefit of itself or the detriment of the disclosing Party unless and until such use or disclosure is expressly authorized in writing by the disclosing Party. The receiving Party shall perform no less than that degree of reasonable care not to disclose such Confidential Information to any third party that the Receiving Party normally accords its own proprietary and confidential information.

3. The disclosing Party agrees that the receiving Party shall not be liable for any disclosure or use of any knowledge contained in any of the Confidential Information:

         3.1 if such knowledge is publicly available other than through a breach by the receiving Party of this Agreement, or

         3.2 if such knowledge is subsequently lawfully obtained by the receiving Party from a third party or parties, or

         3.3 if the receiving Party can prove by documentary evidence that such knowledge was known to the receiving Party prior to such disclosure or is independently developed by the receiving Party subsequent to such disclosure.

4. The receiving Party agrees that no license under any patent, copyright or other intellectual property right is granted by implication or otherwise to the receiving Party under this Agreement.

5. To facilitate transfer of Confidential Information between the Parties hereto, NEWNET designates as its coordinator (name) ______________ and (name) ___________ designates as its coordinator (name). The disclosing Party shall not make a disclosure of Confidential Information to the receiving Party unless the disclosure is coordinated with the receiving Party's coordinator.

7. All Confidential Information supplied to either Party hereunder shall be disposed of by the receiving Party pursuant to the written instructions of the disclosing Party.

8. This Agreement shall be effective during the term of and all renewals of the NEWNET Supply Agreement to which this Agreement is appended. Upon termination or nonrenewal of the NEWNET Supply Agreement, the obligations imposed by this Agreement shall expire five (5) years thereafter.

9. This Agreement embodies all of the understandings between the Parties concerning the subject matter hereof, and merges all prior discussions and writing between them as to confidentiality of Information. Neither of the Parties shall be bound by any conditions, warranties or representations with respect to confidentiality of Confidential Information other than as expressly provided in this Agreement, or as duly set forth subsequent to the date hereof in writing and signed by both Parties. The Parties agree that Information disclosed prior to the entering of the NEWNET Supply Agreement is proprietary and shall be held in confidence under these terms.

10. This agreement shall be governed by, and construed and interpreted in accordance with the laws of the State of Connecticut.

Both Parties signify their agreement to the above terms by causing their authorized representatives to sign this Agreement as of the date above written.


NEWNET, INC.


By:                                     By:
   -------------------------------          -------------------------------
   Title:                                   Title:

                                   APPENDIX 5

                           PREFERRED ESCROW AGREEMENT

                     Account Number ________________________

This Agreement is effective ___________________, 19__ among Data Securities International, Inc. ("DSI"), NewNet, Inc. ("Depositor") and _________ ("Preferred Beneficiary"), who collectively may be referred to in this Agreement as "the parties."

A. Depositor has entered into a licensing agreement with the Preferred Beneficiary (the "License Agreement") covering the licensing to the Preferred Beneficiary of certain software products and has entered into a support and maintenance agreement with the Preferred Beneficiary regarding maintenance and support of such software products (the "Support Services Agreement");

B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

C. The availability of the proprietary technology of Depositor is critical to Preferred Beneficiary in the conduct of its business and, therefore, Preferred Beneficiary needs access to the proprietary technology under certain limited circumstances.

D. Depositor and Preferred Beneficiary desire to establish an escrow with DSI to provide for the retention, administration and controlled access of the proprietary technology materials of Depositor.

E. The parties desire this Agreement to be supplementary to the license agreement pursuant to 11 United States [Bankruptcy] Code, Section 365(n).


ARTICLE 1 -- DEPOSITS

1.1 OBLIGATION TO MAKE DEPOSIT. Upon the signing of this Agreement by the parties, Depositor shall deliver to DSI the proprietary information and other materials ("deposit materials") required to be deposited by the license agreement or, if the license agreement does not identify the materials to be deposited with DSI, then such materials will be identified on an Exhibit A. If Exhibit A is applicable, it is to be prepared and signed by Depositor and Preferred Beneficiary. DSI shall have no obligation with respect to the preparation, signing or delivery of Exhibit A.

1.2 IDENTIFICATION OF TANGIBLE MEDIA. Prior to the delivery of the deposit materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the deposit materials are written or stored. Additionally, Depositor shall complete Exhibit B to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. The Exhibit B must be signed by Depositor and delivered to DSI with the deposit materials. Unless and until Depositor makes the initial deposit with DSI, DSI shall F have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section 2.2 below.

1.3 DEPOSIT INSPECTION. When DSI receives the deposit materials and the Exhibit B, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the deposit materials to the item descriptions and quantity listed on the Exhibit B. In addition to the deposit inspection, Preferred Beneficiary may elect to cause a verification of the deposit materials in accordance with Section 1.6 below.

                                   APPENDIX 5

1.4 ACCEPTANCE OF DEPOSIT. At completion of the deposit inspection, if DSI determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B, DSI will date and sign the Exhibit B and mail a copy thereof to Depositor and Preferred Beneficiary. If DSI determines that the labeling does not match the item descriptions or quantity on the Exhibit B, DSI will (a) note the discrepancies in writing on the Exhibit B; (b) date and sign the Exhibit B with the exceptions noted; and (c) provide a copy of the Exhibit B to Depositor and Preferred Beneficiary. DSI's acceptance of the deposit occurs upon the signing of the Exhibit B by DSI. Delivery of the signed Exhibit B to Preferred Beneficiary is Preferred Beneficiary's notice that the deposit materials have been received and accepted by DSI.

1.5      DEPOSITOR'S REPRESENTATIONS. Depositor represents as follows:

         a. Depositor lawfully possesses all of the deposit materials deposited with DSI;

         b. With respect to all of the deposit materials, Depositor has the right and authority to grant to DSI and Preferred Beneficiary the rights as provided in this Agreement;

         c. The deposit materials are not subject to any lien or other encumbrance;

         d. The deposit materials consist of the proprietary information and other materials identified either in the license agreement or Exhibit A, as the case may be; and

         e. The deposit materials are readable and useable in their current form or, if the deposit materials are encrypted, the decryption tools and decryption keys have also been deposited.


1.6 VERIFICATION. Preferred Beneficiary shall have the right, at Preferred Beneficiary's expense, to cause a verification of any deposit materials. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the deposit materials. If a verification is elected after the deposit materials have been delivered to DSI, then only DSI, or at DSI's election an independent person or company selected and supervised by DSI, may perform the verification.

1.7 DEPOSIT UPDATES. Unless otherwise provided by the license agreement, Depositor shall update the deposit materials within 60 days of each release of a new version of the product which is subject to the license agreement. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Exhibit B and the new Exhibit B shall be signed by Depositor. Each Exhibit B will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit B. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the deposit materials shall include the initial deposit materials and any updates.

1.8 REMOVAL OF DEPOSIT MATERIALS. The deposit materials may be removed and/or exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement.

ARTICLE 2 -- CONFIDENTIALITY AND RECORD KEEPING

2.1 CONFIDENTIALITY. DSI shall maintain the deposit materials in a secure, environmentally safe, locked facility which is accessible only to authorized representatives of DSI. DSI shall have the obligation to reasonably protect the confidentiality of the deposit materials. Except as provided in this Agreement, DSI shall not disclose, transfer, make available, or use the deposit materials. DSI shall not disclose the content of this Agreement to any third party. If DSI receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the deposit materials, DSI will immediately notify the parties to this Agreement. It shall be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any court or other judicial tribunal order. (See Section 7.5 below for notices of requested orders.)

2.2 STATUS REPORTS. DSI will issue to Depositor and Preferred Beneficiary a report profiling the account history at least semi-annually. DSI may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

2.3 AUDIT RIGHTS. During the term of this Agreement, Depositor and Preferred Beneficiary shall each have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.


ARTICLE 3 -- GRANT OF RIGHTS TO DSI

3. 1 TITLE TO MEDIA. Depositor hereby transfers to DSI the title to the media upon which the proprietary information and materials are written or stored. However, this transfer does not include the ownership of the proprietary information and materials contained on the media such as any copyright, trade secret, patent or other intellectual property rights.

3.2 RIGHT TO MAKE COPIES. DSI shall have the right to make copies of the deposit materials as reasonably necessary to perform this Agreement. DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the deposit materials onto any copies made by DSI. With all deposit materials submitted to DSI, Depositor shall provide any and all instructions as may be necessary to duplicate the deposit materials including but not limited to the hardware and/or software needed.

3.3 RIGHT TO TRANSFER UPON RELEASE. Depositor hereby grants to DSI the right to transfer the deposit materials to Preferred Beneficiary upon any release of the deposit materials for use by Preferred Beneficiary in accordance with Section 4.5. Except upon such a release or as otherwise provided in this Agreement, DSI shall not transfer the deposit materials.

ARTICLE 4 -- RELEASE OF DEPOSIT

4.1 RELEASE CONDITIONS. As used in this Agreement, "Release Conditions" shall mean the following:

         a. Depositor's material default under the support obligations imposed on is pursuant to the Software Support Services Agreement and Depositor's failure to cure such default within thirty (30) days of receipt of notice from Preferred Beneficiary; or

         b. Depositor's failure to continue to do business in the ordinary course, unless Depositor has appointed a successor; or

         c. If Depositor has appointed a successor to fulfill the support obligations imposed on it pursuant to the Support Services Agreement, the occurrence of the conditions set forth in clause (a) or (b) of this Section 4.4 with respect to such successor; provided, that if a successor is appointed during a material breach of depositor's obligations, then the cure period for such successor under clause (a) shall be the difference between 30 days and the days elapsed since receipt of notice of default by Depositor.

         4.2 FILING FOR RELEASE. If Preferred Beneficiary believes in good faith that a Release Condition has occurred, Preferred Beneficiary may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the deposit materials. Upon receipt of such notice, DSI shall provide a copy of the notice to Depositor, by certified mail, return receipt requested, or by commercial express mail.

         4.3 CONTRARY INSTRUCTIONS. From the date DSI mails the notice requesting release of the deposit materials, Depositor shall have ten business days to deliver to DSI Contrary Instructions. "Contrary Instructions" shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions, DSI shall send a copy to Preferred Beneficiary by certified mail, return receipt requested, or by commercial express mail. Additionally, DSI shall notify both Depositor and Preferred Beneficiary that there is a dispute to be resolved pursuant to the Dispute Resolution section (Section 7.3) of this Agreement. Subject to Section 5.2, DSI will continue to store the deposit materials without release pending (a) joint instructions from Depositor and Preferred Beneficiary;
(b) resolution pursuant to the Dispute Resolution provisions; or (c) order of a court.

         4.4 RELEASE OF DEPOSIT. If DSI does not receive Contrary Instructions from the Depositor within the ten business days mentioned in
Section 4.3, DSI is authorized to release the deposit materials to the Preferred Beneficiary or, if more than one beneficiary is registered to the deposit, to release a copy of the deposit materials to the Preferred Beneficiary. However, DSI is entitled to receive any fees due DSI before making the release. This Agreement will terminate upon the release of the deposit materials held by DSI.

         4.5 RIGHT TO USE FOLLOWING RELEASE. Unless otherwise provided in the license agreement upon release of the Deposit Materials in accordance with this Article 4, Preferred Beneficiary shall have the right to use the Deposit Materials for the sole purpose of providing support services that Depositor or its successor has failed to provide under the Support Services Agreement. Preferred Beneficiary shall be required to maintain the confidentiality of the released Deposit Materials as provided in the Licensee Agreement, the Support Services Agreement or any other confidentiality agreement with Depositor.

ARTICLE 5 -- TERM AND TERMINATION

5.1 TERM OF AGREEMENT. The initial term of this Agreement is for a period of one year. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) Depositor and Preferred Beneficiary jointly instruct DSI in writing that the Agreement is terminated; or (b) the Agreement is terminated by DSI for nonpayment in accordance with Section 5.2. If the deposit materials are subject to another escrow agreement with DSI, DSI reserves the right, after the initial one year term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other escrow arrangements.

5.2 TERMINATION FOR NONPAYMENT. In the event of the nonpayment of fees owed to DSI, DSI shall provide written notice of delinquency to all parties to this Agreement. Any party to this Agreement shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within one month of the date of such notice, then DSI shall have the right to terminate this Agreement at any time thereafter by sending written notice of termination to all parties. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid. APPENDIX 5

5.3 DISPOSITION OF DEPOSIT MATERIALS UPON TERMINATION. Upon termination of this Agreement by joint instruction of Depositor and Preferred Beneficiary, DSI shall destroy, return, or otherwise deliver the deposit materials in accordance with Depositor's instructions. Upon termination for nonpayment, DSI may, at its sole discretion, destroy the deposit materials or return them to Depositor. DSI shall have no obligation to return or destroy the deposit materials if the deposit materials are subject to another escrow agreement with DSI.

5.4 SURVIVAL OF TERMS FOLLOWING TERMINATION. Upon termination of this Agreement, the following provisions of this Agreement shall survive:

         a.       Depositor's Representations (Section 1.5);

         b. The obligations of confidentiality with respect to the deposit materials;

         c. The rights granted in the sections entitled Right to Transfer Upon Release (Section 3.3) and Right to Use Following Release (Section 4.5), if a release of the deposit materials has occurred prior to termination;

         d.       The obligation to pay DSI any fees and expenses due;

         e.       The provisions of Article 7; and

         f. Any provisions in this Agreement which specifically state they survive the termination or expiration of this Agreement.

ARTICLE 6 -- DSI'S FEES

6.1 FEE SCHEDULE. DSI is entitled to be paid its standard fees and expenses applicable to the services provided. All DSI's fees will be paid by NewNet (the Depositor). DSI shall notify the party responsible for payment of DSI's fees at least 90 days prior to any increase in fees. For any service not listed on DSI's standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.

6.2 PAYMENT TERMS. DSI shall not be required to perform any service unless the payment for such service and any outstanding balances owed to DSI are paid in full. All other fees are due upon receipt of invoice. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2. Late fees on past due amounts shall accrue at the rate of one and one-half percent per month (18% per annum) from the date of the invoice.

ARTICLE 7 -- LIABILITY AND DISPUTES

7.1 RIGHT TO RELY ON INSTRUCTIONS. DSI may act in reliance upon any instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

7.2 INDEMNIFICATION. DSI shall not, by reason of its execution of this Agreement assume any responsibility or liability for any transactions between Depositor and Licensee other than for the performance of DSI's obligations with respect to the deposit material held by it in accordance with this Agreement. The party on whose behalf, or pursuant to whose directions DSI acts hereunder, shall indemnify, defend, and hold harmless DSI from and against all claims, actions and suits, whether in contract or in tort, and from and against any and all liabilities, losses, damages, specifically including, without limitation, third party claims, costs, charges, penalties, counsel fees, and other expenses of any nature (including, without limitation, settlement costs) incurred by DSI as a result of performance by DSI under this Agreement except in the event of a judgment which specifies that DSI acted with gross negligence or willful misconduct. Notwithstanding the foregoing indemnity, the Preferred Beneficiary does not indemnify DSI against third party intellectual property claims arising out of the deposit material.

7.3 DISPUTE RESOLUTION. Any dispute relating to or arising from this Agreement shall be resolved by arbitration under the Commercial Arbitration Rules of the American Arbitration Association. Unless otherwise agreed by Depositor and Preferred Beneficiary, arbitration will take place in Boston, Massachusetts, USA. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by

First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address.

7.4 CONTROLLING LAW. This Agreement is to be governed and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of law provisions.

7.5 NOTICE OF REQUESTED ORDER. If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction which may direct DSI to take, or refrain from taking any action, that party shall:

         a. Give DSI at least two business days' prior notice of the hearing;

         b. Include in any such order that, as a precondition to DSI's obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

         c. Ensure that DSI not be required to deliver the original (as opposed to a copy) of the deposit materials if DSI may need to retain the original in its possession to fulfill any of its other duties.

ARTICLE 8 -- GENERAL PROVISIONS

8.1 ENTIRE AGREEMENT. This Agreement, which includes the Exhibits described herein, embodies the entire understanding among the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Exhibit A need not be signed by DSI, Exhibit B need not be signed by Preferred Beneficiary and Exhibit C need not be signed.

8.2 NOTICES. All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit C. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

8.3 SEVERABILITY. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

8.4 SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Preferred Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.



Depositor:  NewNet, Inc.                  Preferred Beneficiary:


By:                                       By:
    ---------------------------------         ---------------------------------

Name:                                     Name:
      -------------------------------           -------------------------------

Title:                                    Title:
       ------------------------------            ------------------------------

Date:                                     Date:
      -------------------------------           -------------------------------



                       Data Securities International, Inc.


                       By:
                           ---------------------------------

                       Name:
                             -------------------------------

                       Title:
                              ------------------------------

                       Date:
                             -------------------------------

                                   APPENDIX 5


                                    EXHIBIT A
                            MATERIALS TO BE DEPOSITED

                     Account Number _______________________



Depositor represents to Preferred Beneficiary that deposit materials delivered to DSI shall consist of the following:














Depositary:  NewNet, Inc.                 Preferred Beneficiary:



By:                                       By:
    ---------------------------------         ---------------------------------

Name:                                     Name:
      -------------------------------           -------------------------------

Title:                                    Title:
       ------------------------------            ------------------------------

Date:                                     Date:
      -------------------------------           -------------------------------

                                   Appendix 5


                                    EXHIBIT B


                        DESCRIPTION OF DEPOSIT MATERIALS


Depositor Company Name: _______________________________________________________

Account Number: _______________________________________________________________

PRODUCT DESCRIPTION:

Product Name ______________________________________      Version ______________

Operating System ______________________________________________________________

Hardware Platform _____________________________________________________________

_______________________________________________________________________________

DEPOSIT COPYING INFORMATION:

Hardware required: ____________________________________________________________

Software required: ____________________________________________________________

DEPOSIT MATERIAL DESCRIPTION:

Qty        Media Type & Size            Label Description of Each Separate Item
           (excluding documentation)

______     Disk 3.5" or ____________

______     DAT tape ___mm

______     CD-ROM

______     Data cartridge tape _____

______     TK 70 or _____ tape

______     Magnetic tape ___________

______     Documentation

______     Other ___________________

I certify for Depositor that the above      DSI has inspected and accepted the
described deposit materials have been       above materials (any exception are
transmitted to DSI:                         noted above):

Signature ___________________________       Signature _________________________

Print Name: _________________________       Print Name: _______________________

Date: _______________________________       Date: _____________________________



      Send materials to: DSI, 9555 Chesapeake Dr. #200, San Diego, CA 92123

                                   Appendix 5


                                    EXHIBIT C


                               DESIGNATED CONTACT

Account Number ___________________

Notices, deposit materials returns      Invoices to Depositor should be
and communications to Depositor         addressed to:
should be addressed to:

NewNet, Inc.                            NewNet, Inc.
2 Enterprise Drive                      2 Enterprise Drive
Shelton, CT 06584                       Shelton, CT 06484
Designated Contact:_______________      Contact: Mr. Roger Whitham

Telephone: _______________________

Facsimile: _______________________


Notices and communications to           Invoices to Preferred Beneficiary should
Preferred Beneficiary should be         be addressed to:
addressed to:

Company Name: ____________________      _______________________________________

Address: _________________________      _______________________________________

Designated Contact: ______________      _______________________________________

Telephone: _______________________      Contact: ______________________________

Facsimile: _______________________      _______________________________________


Requests from Depositor or Preferred Beneficiary to change the designated contact should be given in writing by the designated contact or an authorized employee of Depositor or Preferred Beneficiary.

Contracts, deposit materials,           Invoice inquiries and fee remittances
and notices to DSI should be            to DSI should be addressed to:
addressed to:

DSI                                     DSI
Contract Administration                 Accounts Receivable
Suite 200                               Suite 1450
9555 Chesapeake Drive                   425 California Street
San Diego, CA 92123                     San Francisco, CA 94104
Telephone: (619) 695-1900               (415) 398-7900
Facsimile: (619) 694-1919               (415) 398-7914

Date: ___________________

                                   Appendix 5


                                  Attachment 1
                                       to
                           Preferred Escrow Agreement


                             SOURCE CODE ESCROW FEES


Should Customer desire for NEWNET to deposit the NEWNET Software source code in escrow, with NEWNET'S Escrow Agent, it must pay the following fees to NEWNET:

Establish Escrow:          $5,000, payable thirty (30) days in advance of
                           NEWNET's establishing an escrow account for Customer


Maintain Escrow:           $3,000 per year, payable thirty (30) days in advance
                           of new year of escrow coverage.


Should customer elect NEWNET's source code escrow service, NEWNET's Escrow Agreement, duly executed by NEWNET, Customer and NEWNET's escrow agent is Appendix 1 to this Attachment 1.

                              ADDENDUM S4-97 to the
                            OEM/VAR SUPPLY AGREEMENT


This Addendum ("Addendum") to the OEM/VAR Supply Agreement dated 2/17/97 (the "Agreement") is effective on December 15, 1997, by and between ADC NewNet, Inc. ("ADC NEWNET"), a Minnesota corporation with offices at Two Enterprise Drive, Shelton, CT 06484 and Summa Four, Inc. ("Customer") a New Hampshire corporation with offices at 25 Sundial Avenue, Manchester, New Hampshire 03103- 7251.

Hereinafter ADC NEWNET and Customer, may be referred to as the "Party" or "Parties." All defined terms in this Addendum shall have the meanings given to them in the ADC NEWNET Terms of Sale ("Terms of Sale"), Appendix 1 of the Agreement, and

WHEREAS, Customer desires to obtain licensing and distribution rights to certain ADC NEWNET systems developed by ADC NEWNET and ADC NEWNET wishes to grant such rights to Customer pursuant to the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and adequacy of which are acknowledged, the Parties contract and agree as follows:

1.       Objective of Addendum

         1.1 This Addendum is to extend the duration of the Agreement and to include pricing for licensing and support of the Connect7 products.

         1.2 Customer commits that it will purchase a minimum of eighty-one Units during the Contract Extension Period August 17, 1998 through August 17, 1999. This commitment will be updated on an annual basis.

         1.3 "Unit" is defined as one (1) complete AccessMANAGER. ISUP, TCAP or ISUP/TCAP software license or similar Connect7 software, regardless of availability (simplex, active/standby or active/active) not including spares or hardware upgrades.

         1.4 "System" shall mean ADC NewNet Software and Hardware delivered to Customer as a combined product or package.

         1.5 NewNet, Inc. was merged into ADC NewNet, Inc. As a consequence of that statutory merger, ADC NewNet confirms that it is fully and legally responsible for and possesses all of the rights, duties, obligations, contracts and responsibilities of NewNet, Inc.

2.       Terms of Supply

         2.1 ADC NEWNET SYSTEMS AND SOFTWARE. Customer agrees to buy and ADC NEWNET agrees to sell to Customer ADC NEWNET Systems and Software pursuant to the terms of this Addendum. Hereinafter, the Addendum to the Agreement and its attachments shall be referred to as the "Addendum." Any conflict between the terms of the Addendum and any of Customer's purchase documentation shall be resolved in favor of the Addendum. In the event of a conflict between the main body of the Supply Agreement and the Addendum, this Addendum shall prevail.

         2.2 ADC NEWNET SYSTEM SUPPORT SERVICES. Customer agrees to buy System Support Services pursuant to the System Support Service Agreement attached to the Agreement as Appendix 2 and the pricing outlined in this Addendum.

         2.3 ADC NEWNET LICENSING METHODS. ADC NewNet intends to migrate towards an Internet-based method for issuing licenses. This will allow direct access by Customer's manufacturing for issuing licenses. This facility is expected to be in place by 4Q98.

3.       PRICES AND DISCOUNTS

         3.1 ADC NEWNET SYSTEMS AND SOFTWARE. ADC NEWNET will, throughout the term of this Addendum, sell and license ADC NEWNET Systems and Software to Customer and Customer will purchase such ADC NEWNET products at the agreed upon discounts off of the relevant price in ADC NEWNET's price list attached hereto as Addendum Appendix 1. The attached price schedule for software licenses may not be increased for a period of three years from the date of this addendum.

         3.2 ADC NEWNET may from time to time decrease its published OEM/VAR prices and volume discount standard schedule. Should ADC NEWNET issue a new OEM/VAR standard price list for its Products, and should that list contain a volume discount schedule, from that time forward Customer may have the lower of the prices that are (i) calculated by reference to the new price list, using the new volume discount schedule at Customer's then volume of purchases and (ii) the prices that are calculated using the prices and discounts found in this Addendum.

         3.3 The Connect7 pricing referred to in Addendum Appendix 1 will apply to Release v2.0 and future 2.x Releases. During the term of this Addendum, Summa Four will have access to, at the agreed upon pricing described in Addendum Appendix 1, all fixes, Revisions, and Updates, as well as new country variants of the above described product.

         3.4 The Agreement includes A Purchase Commitment of three million US dollars (US$3M) of ADC NEWNET Systems and Software over an eighteen (18) month period. This Addendum represents an addition to Customer's firm purchase commitment of eighty-one
                  (81) Units throughout the extended term of the agreement.

4. NOTICES AND OTHER COMMUNICATIONS. Notices shall be in writing (unless otherwise designated herein) and shall, for all purposes, be deemed to be fully given and received if delivered personally, or if sent by facsimile with a copy sent by Express, certified or registered mail, postage prepaid, to the other Party at its address stated below or to such other address as the respective Party shall advise in writing:

                  ADC NEWNET: Pat Donnelly
                           ADC NewNet, Inc.
                           Enterprise Drive
                           Shelton, CT 06484
                           Fax No.: (203) 926-2664

                           George C. McKinnis, Esq.
                           Oriole Avenue
                           Bronxville, NY 10708
                           Fax No: (914) 793-9433

                  CUSTOMER: John Shaw
                           Summa Four, Inc.
                           Sundial Avenue
                           Manchester, New Hampshire 03103-7251
                           Fax No.: (603) 6684491

5. CONFIDENTIALITY. All Confidential Information exchanged hereunder shall be subject to the terms of the Mutual Nondisclosure Agreement entered by the Parties as part of the Agreement. Notwithstanding the termination date of the attached Mutual Nondisclosure Agreement, it shall remain in effect for so long as this Addendum and any renewal or successor agreement or Addendum are in effect and the obligation of confidentiality shall survive the termination of this Addendum pursuant to the terms of the Mutual Nondisclosure Agreement.

         6.       TERM OF ADDENDUM

         6.1 This Addendum extends the current supply contract general terms and conditions and support/maintenance terms and conditions for one (1) year after the expiration date of the initial term of said supply contract, until August 17, 1999.

         6.2 Unless otherwise terminated as provided herein, the Agreement shall be renewed for successive Terms of twelve (12) months after August 17, 1999 unless either Party gives written notice to the other Party not less than thirty (30) days before that date or the termination date of any successive twelve (12) month Term thereafter that it elects to not extend the underlying Agreement for the next twelve (12) months. Notwithstanding any terms to the contrary in this Addendum, including all appendices thereto, ADO NewNet shall not have the right to terminate this Addendum for convenience only.

         6.3 This Addendum is an addendum to the Agreement and therefore is subject to all terms and conditions of said Agreement which are not replaced by terms in the Addendum.

7.       ADO NEWNET DELIVERABLES - ADDENDUM APPENDIX 2

                  The Addendum Appendix 2 ("Appendix 2") provides the high level requirements for v2.0 of Connect7 and assigns a "requirement id" to the requirements in the Summa Four presentation for future reference.

IN WITNESS WHEREOF, EACH PARTY HERETO HAS AGREED TO THE ABOVE PROVISIONS THROUGH ITS DULY AUTHORIZED REPRESENTATIVE AS OF THE ABOVE DATE:



ADO NEWNET, INC.                             CUSTOMER:


By:                                          By:
    ---------------------------------            -------------------------------
    Name: Dilip Singh                            Name:
    Title:  President, ADC New Net               Title:

APPENDIXES

ADDENDUM S4-97 TO THE OEM/VAR SUPPLY AGREEMENT




Appendix 1       Price List


Appendix 2       Response to Customer's Single Card SS7 Requirements

                               ADDENDUM APPENDIX 1
                               CONNECT7 PRICE LIST


SUPPORT SERVICES:

The Agreement includes support pricing for the AccessMANAGER. product. This addendum requires simultaneous support of both AccessMANAGER. and Connect7. The current annual Support Agreement and its current charges for AccessMANAGER. ($360,00 per year for both engineering and end customer support) will continue to apply for each term of this addendum. Connect7 support will be in addition to the current support provided to Customer for AccessMANAGER. Connect7 support will cost one thousand two-hundred dollars ($1,200) per year per Connect7 unit, beginning when the warranty period ends. Support prices for Connect7 may be increased annually (on the Agreement anniversary, August 18, 1999) to account for cost increases, but limited to no more than 7% per year.

ACCESSMANAGER PRICE ADJUSTMENTS:

When both products are simultaneously deployed, it is desirable that the market price between AccessMANAGER. and Connect7 appear similar. Various events lead up to 'simultaneous deployment', the events and the reduction in AccessMANAGER. promotional package prices for redundant ISUP units are shown below:



Event                                                           Price

Current                                                        $24,000

Addendum Signature                                              19,500

Summa Four accepts Connect7 2.0 Beta release,
         shipped by ADC NEWNET in April 1998                    17,000
         (If the April ship date is not met by ADO
         NEWNET, the price change will take
         effect irrespective of Summa Four
         acceptance)

First Summa Four customer shipment of
         Connect7 2.0                                           14,800



LAB DEVELOPMENT:

One Connect7 Lab Development system will be provided at no charge. Subsequent Lab Development systems will be priced at fifty percent (50%) of the list price schedule shown below. Lab Development systems may only be used for Customer's product development.

CONNECT7 VOLUME DISCOUNT SCHEDULE

THE DISCOUNT STRUCTURE SHOWN BELOW WILL BE APPLIED BASED UPON 81 UNITS FOR EVERY PURCHASE ORDER RECEIVED DURING THE TWELVE (12) MONTH PERIOD STARTING WITH THE DATE OF THE FIRST ORDER FOR CUSTOMER SHIPMENT (THE ANNIVERSARY DATE). ANY COMMITTED UNITS NOT SHIPPED WITHIN TWELVE MONTHS OF THE ANNIVERSARY DATE WILL BE SHIPPED AND BILLED ON THE NEXT ANNIVERSARY DATE. THE SOFTWARE LICENSES FOR A GIVEN PURCHASE ORDER WILL TYPICALLY BE SCHEDULED TO SHIP WITHIN NINETY DAYS OF RECEIPT. THE QUANTITY COMMITMENT CAN BE ADJUSTED ON THE TWELVE (12) MONTH ANNIVERSARY DATE FOR THE FOLLOWING YEAR.

COMMITMENT LEVEL - 1-10 UNITS (0% DISCOUNT)

--------------------------------------------------------------------------------------------------------
                                                  Simplex                           Act/Act
                                       ------------------------------     ------------------------------
        Item                             List      Single       Multi       List      Single       Multi
--------------------------------------------------------------------------------------------------------
ISUP, -L3, 4 links -L2                 $12,000    $12,000     $15,000     $15,600    $15,600     $19,500
ISUP, -L3, 8 links -L2                 $15,000    $15,000     $18,750     $19,500    $19,500     $24,375
TCAP, SCCP, -L3, 4 links -L2           $14,000    $14,000     $17,500     $18,200    $18,200     $22,750
TCAP, SCCP, -L3, 8 links -L2           $18,000    $18,000     $22,500     $23,400    $23,400     $29,250
TCAP, SCCP, ISUP, -L3, 4 links -L2     $20,000    $20,000     $25,000     $26,000    $26,000     $32,500
--------------------------------------------------------------------------------------------------------

COMMITMENT LEVEL - 11-40 UNITS (10% DISCOUNT)

--------------------------------------------------------------------------------------------------------
                                                  Simplex                             Act/Act
                                       ------------------------------     ------------------------------
        Item                             List      Single       Multi       List      Single       Multi
--------------------------------------------------------------------------------------------------------
ISUP, -L3, 4 links -L2                 $12,000    $10,800     $13,500     $15,600    $14,040     $17,550
ISUP, -L3, 8 links -L2                 $15,000    $13,500     $16,875     $19,500    $17,550     $21,940
TCAP, SCCP, -L3, 4 links -L2           $14,000    $12,600     $15,750     $18,200    $16,380     $20,475
TCAP, SCCP, -L3, 8 links -L2           $18,000    $16,200     $20,250     $23,400    $21,060     $26,325
TCAP, SCCP, ISUP, -L3, 4 links -L2     $20,000    $18,000     $22,500     $26,000    $23,400     $29,250
--------------------------------------------------------------------------------------------------------

COMMITMENT LEVEL - 41-80 UNITS (18% DISCOUNT)

--------------------------------------------------------------------------------------------------------
                                                  Simplex                             Act/Act
                                       ------------------------------     ------------------------------
        Item                             List      Single       Multi       List      Single       Multi
--------------------------------------------------------------------------------------------------------

ISUP, -L3, 4 links -L2                 $12,000    $ 9,840     $12,300     $15,600    $12,792     $15,990
ISUP, -L3, 8 links -L2                 $15,000    $12,300     $15,375     $19,500    $15,990     $19,988
TCAP, SCCP, -L3, 4 links -L2           $14,000    $11,480     $14,350     $18,200    $14,930     $18,655
TCAP, SCCP, -L3, 8 links -L2           $18,000    $14,760     $18,450     $23,400    $19,190     $23,985
TCAP, SCCP, ISUP, -L3, 4 links -L2     $20,000    $16,400     $20,500     $26,000    $21,320     $26,650
--------------------------------------------------------------------------------------------------------


COMMITMENT LEVEL - 81-120 UNITS (24% DISCOUNT)

--------------------------------------------------------------------------------------------------------
                                                  Simplex                             Act/Act
                                       ------------------------------     ------------------------------
        Item                             List      Single       Multi       List      Single       Multi
--------------------------------------------------------------------------------------------------------

ISUP, -L3, 4 links -L2                 $12,000    $ 9,120     $11,400     $15,600    $11,860     $14,820
ISUP, -L3, 8 links -L2                 $15,000    $11,400     $14,250     $19,500    $14,820     $18,525
TCAP, SCCP, -L3, 4 links -L2           $14,000    $10,640     $13,300     $18,200    $13,835     $17,290
TCAP, SCCP, -L3, 8 links -L2           $18,000    $13,680     $17,100     $23,400    $17,790     $22,230
TCAP, SCCP, ISUP, -L3, 4 links -L2     $20,000    $15,200     $19,000     $26,000    $19,760     $24,700
--------------------------------------------------------------------------------------------------------


COMMITMENT LEVEL - 121+ UNITS (29% DISCOUNT)

--------------------------------------------------------------------------------------------------------
                                                  Simplex                             Act/Act
                                       ------------------------------     ------------------------------
        Item                             List      Single       Multi       List      Single       Multi
--------------------------------------------------------------------------------------------------------

ISUP, -L3, 4 links -L2                 $12,000    $ 8,640     $10,800     $15,600    $11,235     $14,040
ISUP, -L3, 8 links -L2                 $15,000    $10,800     $13,500     $19,500    $14,040     $17,550
TCAP, SCCP, -L3, 4 links -L2           $14,000    $10,080     $12,600     $18,200    $13,110     $16,380
TCAP, SCCP, -L3, 8 links -L2           $18,000    $12,960     $16,200     $23,400    $16,850     $21,060
TCAP, SCCP, ISUP, -L3, 4 links -L2     $20,000    $14,400     $18,000     $26,000    $18,720     $23,400
--------------------------------------------------------------------------------------------------------


                     RESPONSE TO SUMMA FOUR SINGLE CARD SS7
                                  REQUIREMENTS


                                  REVISION 1.0
















ADC NEWNET, INC.
2 ENTERPRISE DRIVE
SHELTON, CT  06484



THIS DOCUMENT CONTAINS PROPRIETARY INFORMATION OF ADC NEWNET, INC. AND SUMMA FOUR. NO USE OR DISCLOSURE OF THE INFORMATION CONTAINED HEREIN IS PERMITTED WITHOUT THE PRIOR WRITTEN CONSENT OF ADC NEWNET, INC. THE INFORMATION CONTAINED IN THIS DOCUMENT IS SUBJECT TO CHANGE WITHOUT NOTICE. ADC NEWNET, INC. MAKES NO WARRANTY OF ANY KIND WITH REGARD TO THIS MATERIAL. ADC NEWNET, INC. SHALL NOT BE LIABLE FOR ERRORS CONTAINED HEREIN OR FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THE USE OF THIS MATERIAL.

1.       PURPOSE

The presentation titled "Single Card SS7 Requirements October 1997" by Summa Four lists requirements to a single card SS7 solution. This document is a response document to those requirements on behalf of the Connect7 product.

This document assigns a "requirement id" to the requirements in the Summa Four presentation for future reference. The requirements are extracted out of the presentation subject to the interpretation of the author of this document. Any requirement which is left out or misinterpreted should be identified by the audience of this document as such.

Each requirement is discussed in the "comments" section where potential problems are raised. The "questions" section is meant to initiate a discussion on the requirement.

All comments apply to Connect7 release 2.0 which is specifically focused on Summa Four requirements. When this document indicates that a requirement is not met, it means that it is not met in 2.0. Such requirement should be discussed for releases that follow 2.0. We are planning a more fully distributed solution in 1998 (release 2.1) that follows 2.0.

Release 2.1 will be introduced as beta in the fourth quarter of calendar year 1998. It will support active operation at all SS7 layer. In other words, the MTP L2, MTPL3, SCCP, TCAP and SUP layers on both SS7 boards (could be more than 2 boards also) will be active. All layers on all boards will be operating concurrently. With Release 2.1, there will not be a need to take the links momentarily out to service when one of the boards is dead. No board shall be designated the active board as all boards will be operating concurrently.

We recommend that Summa Four and ADC Newnet jointly develop a test plan that will be used as the acceptance criteria for Release 2.0. The test plan should be prepared such that successful completion of all the test cases should indicate the fulfillment of the requirements discussed below.

2.       REVISION

The word "Summafour" has been changed as "Summa Four" from revision 0.3 to 1.0. There are no other changes in 1.0.

1.       Requirements Review

REQUIREMENT LID: R-010
REQUIREMENT STATEMENT: Mated Pair STP Operation
COMMENTS: The figure that accompanies this requirement indicates that there can be up to 16 SS7 links in each of the linksets to the STPs. Connect7 supports up to 8 links per SS7 board. In an active-active redundancy solution, two boards can provide 16 links. This is the maximum number of SS7 links that Connect7 2.0 will support. This means that Connect7 can be connected against a mated STP pair with at most 8 SS7 links to each STP. Connect7 2.0 over two cards each supporting up to 8 links will be tested for its ability to provide ISUP signaling and TCAP signaling. Configurations of up to 16 links depend on board capabilities which will also be tested.

The figure also indicates that there can be up to N boards in the redundant solution. In 2.0, Connect7 will support two boards.

REQUIREMENT ID: R-020
REQUIREMENT STATEMENT: Multiple SS7 Network STP Operation
COMMENTS: The figure that accompanies this requirement indicates that one linkset to one STP may be used for ANSI signaling while another linkset to another STP is being used for ITU signaling. Connect7 supports this configuration with its ability to run up to 4 SS7 stacks on the board. Obviously, one stack can support ANSI signaling on some link sets and another stack can support ITU signaling on different linksets.

REQUIREMENT ID: R-030
REQUIREMENT STATEMENT: Multiple switches without STP's.
COMMENTS: Requirement will be met as stated.

REQUIREMENT ID: R-040
REQUIREMENT STATEMENT: Distributed Multiple Stack Operation
COMMENTS: In Connect7 2.0, we plan to have the following capability. MTP L2 will be active-active on both cards. MTP L3 and ISUP will be active-standby. The SS7 configuration between boards will not be shared. The Summa Four OA&M application is expected to send the configuration message that results from an operator's MML request to both boards keeping the SS7 configuration identical.

ISUP layer will be communicating with its peer so that the standby ISUP layer can also keep track of the circuit states. Should a switch overtake place, all calls in the conversation state will be preserved.
Calls in transient states will not be preserved.

The active board will be able to receive and send messages on the SS7 links on the standby side. Should a switchover take place all links will go momentarily out of service before they are back in service. Emergency alignment will be used for link alignment so that the settle time for this operation is less than a second. We will run load tests that include switchover scenarios to measure the effects.

This design is expected to satisfy Summa Four's "active-active MTP-L2 with preserved ISUP calls" requirement. The following figure represents these concepts.


                                  INSERT GRAPH



THE CALLS THAT WILL BE SAVED BY THE STANDBY BOARD IN CASE OF A SWITCH OVER EVENT ARE THE ONES IN THE CONVERSATION STATE. SAVING CALLS IN OTHER STATES IN FOR FURTHER STUDY.

Release 2.0 is designed for two boards. However, there is nothing that prevents one from installing multiple pairs of boards on the same bus with release 2.0. One can install many pairs, but the pairs will not be aware of each other. Only those boards that are part of the same pair will communicate with each other. Other pairs would probably be used for other signaling points in such a configuration. Release 2.1 of Connect7 plans to support more than two boards as part of the same signaling point.

When Connect7 is improved to support more SS7 links on a single board, there will be no impact on the applications. Source code backward compatibility will be protected.

In release 2.0 applications can modify the configuration on the board on the fly. The suggested method to do this is to update the standby board configuration first and the active board configuration next. The process will not require a switchover event. Joint design reviews should address this issue in more detail.

REQUIREMENT ID: R-050
REQUIREMENT STATEMENT: Card must occupy a single card slot in a 6U shelf.
COMMENTS: Requirement will be met as stated. Assume board manufacturer compliance.

REQUIREMENT ID: R-051
REQUIREMENT STATEMENT: Industry standard format - compact PCI
COMMENTS: Requirement will be met as stated. Assume board manufacture compliance.

REQUIREMENT ID: R-060
REQUIREMENT STATEMENT: Portable real-time card OS-Vx Works desirable
COMMENTS: Connect7 board software is based on VRTX. The sample source code provided can be used as a model for the Summa Four development of a Vx Works device driver on the host side.

REQUIREMENT ID: R-070
REQUIREMENT STATEMENT: All connections to card via backplane connectors (no front panel)
COMMENTS: This requirement depends on the board manufacturer.

REQUIREMENT ID: R-080
REQUIREMENT STATEMENT: 16 links per card in 4 link increments (8 links acceptable to meet density requirements)
COMMENTS: Up to 8 links per card will be supported in 2.0.

REQUIREMENT ID: R-081
REQUIREMENT STATEMENT: H.100 PCM required (interim SCSA acceptable to meet time-to-market requirements)
COMMENTS: Current hardware selection is expected to support SCSA interface. This requirement depends on the board manufacturer.

REQUIREMENT ID: R-090
REQUIREMENT STATEMENT: External links will be handled via Drop and Insert card
COMMENTS: If this requirement has to do with the ability to redirect time slots carrying voice to the SCSA interface, our solution will be as described below. Otherwise, please clarify the requirement.



                                  INSERT GRAPH



REQUIREMENT ID: R-100
REQUIREMENT STATEMENT: MTP-L2 will be distributed (active/standby or external switch is not acceptable)
COMMENTS: The active-active solution described in R-040 will be implemented.

REQUIREMENT ID: R-101
REQUIREMENT STATEMENT: MTP operation must be SS7 network compliant.
Comments: Requirement will be met as stated.

REQUIREMENT ID: R-102
REQUIREMENT STATEMENT: Traffic loading on links should follow industry practice so loss of links will not reduce system calculated capacity.
COMMENTS: Requirement will be met as stated.

REQUIREMENT ID: R-110

REQUIREMENT STATEMENT: First release must support 8,000 trunks; 16,000 in next release.
COMMENTS: Requirement will be met as stated. Note that the number of ISUP trunks supported should not be used to derive a conclusion on the Busy Hour Call Attempt capacity. Connect7 1. 1 has been tested for up to 1.6 million BHCA on 360 based boards. Performance is expected to be better with the 360 based SS7 controller boards proposed by board manufacturer.

REQUIREMENT ID: R-120
REQUIREMENT STATEMENT: Card must be able to be operated in a non-redundant mode.
COMMENTS: Requirement will be met as stated. Note that the redundant nature of Connect7 will be completely transparent to the call control application. This means that Summa Four can start implementation immediately with release 1.1.

REQUIREMENT ID: R-130
REQUIREMENT STATEMENT: Distributed operation at MTP, ISUP/TUP and TCAP layers.
COMMENTS: Connect7 2.0 will operate as explained in R-040. The TUP layer is not planned for 2.0. The availability date for the TUP layer should be discussed in the context of the planned 2.1 release.

REQUIREMENT ID: R-131
REQUIREMENT STATEMENT: Minimum of 2 cards for redundancy.
COMMENTS: Connect7 2.0 will support 2 boards.

REQUIREMENT ID: R-132
REQUIREMENT STATEMENT: Maximum number of cards determined by card performance to meet 30,000 port switch requirements.
COMMENTS: 2.0 is designed for a 2 card solution. Supporting more than 2 cards will be addressed in the later 2.1 distributed release WHICH WILL BE AN N-BOARD DISTRIBUTED SOLUTION.

REQUIREMENT ID: R-140
REQUIREMENT STATEMENT: Multiple stacks and end points on a per linkset basis.
COMMENTS: See response to R-141, R-142 and R-143.

REQUIREMENT ID: R-l41
REQUIREMENT STATEMENT: Minimum of 8 concurrent stacks per card.
COMMENTS: Connect7 currently supports 4 concurrent stacks. We believe that with additional memory and performance testing, up to 8 stacks may be supported. This will be confirmed with additional testing.

REQUIREMENT ID: R-142
REQUIREMENT STATEMENT: Any quantity of links per linkset (1-32 as defined by stack) COMMENTS: Standards allow up to 16 links per Iinkset, not up to 32. Connect7 supports up to 16 links per linkset over two boards or up to 8 links on one board. ONE CAN HAVE A COMBINED LINKSET OF 32 LINKS WHERE EACH IINKSET IN THE COMBINED LINKSET WOULD HAVE 16 LINKS. ALTHOUGH CONNECT7 SOURCE CODE SUPPORTS THIS CONFIGURATION, THE CURRENT HARDWARE CANDIDATES ARE NOT EXPECTED TO SUPPORTING MORE THAN 8 LINKS PER BOARD. THEREFORE, THE TOTAL NUMBER OF LINKS BETWEEN TWO BOARDS WOULD BE LIMITED TO 16. THE POSSIBILITY OF SUPPORTING 16 LINKS PER BOARD AND 32 LINKS BETWEEN TWO BOARDS WILL BE EXPLORED.

REQUIREMENT ID: R-143
REQUIREMENT STATEMENT: All variants must be supported in a single compiled code base.
COMMENTS: Requirement will be met as stated.

REQUIREMENT ID: R-150

REQUIREMENT STATEMENT: Single API must support all versions of ISUP, TUP and TCAP concurrently.
COMMENTS: A consistent API is provided for protocol variants at all layers. The API will work in the same way for all country variants. TUP layer will not be provided in 2.0 but can be discussed for possible inclusion in 2.1.

REQUIREMENT ID: R-160
REQUIREMENT STATEMENT: Stack software must allow addition of new messages without having to recompile software (except call control messages). COMMENTS:
The entire ADC Newnet country variant library will be available with Connect7
2.0. Additional variants may be quickly added. Advance planning of requested country variants will allow for rapid introduction into new markets.

REQUIREMENT ID: R-170
REQUIREMENT STATEMENT: Performance requirement is 100 transactions per second per 1,000 switch boards. (Transaction is equal to 2 MSU's) COMMENTS: The ISUP call that we have modeled in our performance tests includes five MSUs as shown below.

               SPA                        SPB

                  ------------- IAM ------------- [arrow]

          [arrow] ------------- ACM -------------

          [arrow] ------------- ANM -------------

                  ------------- REL ------------- [arrow]

          [arrow] ------------- RLC -------------


This call flow has been tested up to 1.6 million BHCA.

REQUIREMENT ID: R-180
REQUIREMENT STATEMENT: MTP, ISUP and TCAP per Bellcore NWT-246.
COMMENTS: Requirement will be met. GR-CORE-246 will be used as reference.

REQUIREMENT ID: R-181
REQUIREMENT STATEMENT: ISUP GR-317-CORE and ISUP GR-394-CORE
COMMENTS: These specifications specify rules for the call control. The references to ISUP signaling are taken from corresponding sections in GR-CORE-246. Connect7 will support ISUP procedures. However, call control specifications in these documents are the responsibility of the Summa Four call control application.

REQUIREMENT ID: R-190
REQUIREMENT STATEMENT: MTP. ISUP and TCAP 1988 Blue Book
COMMENTS: Requirement will be met as stated.

REQUIREMENT ID: R-191
REQUIREMENT STATEMENT: MTP. ISUP and TCAP 1992 White Book
COMMENTS: Requirement will be met as stated.

REQUIREMENT ID: R-192

REQUIREMENT STATEMENT: MTP and TUP 1988 Blue Book
COMMENTS: Requirement will not be met in 2.0 but can be discussed for 2.1.

REQUIREMENT ID: R-200
REQUIREMENT STATEMENT: Hong Kong, Thailand, Chile Q.767, Singapore (number port.) at MTP and ISUP layers will be supported.
COMMENTS: Requirement will be met as stated.

REQUIREMENT ID: R-210
REQUIREMENT STATEMENT: ITU TUP variant stacks required.
COMMENTS: Requirement will not be met in 2.0 but can be discussed for 2.1.

REQUIREMENT ID: R-211
REQUIREMENT STATEMENT: China TUP
COMMENTS: Requirement will not be met in 2.0 but can be discussed for 2.1.

REQUIREMENT ID: R-212
REQUIREMENT STATEMENT: BT-NUP
COMMENTS: We have no active plans to support BT-NUP.

REQUIREMENT ID: R-220
REQUIREMENT STATEMENT: TTC (Japan) stacks required (MTP, ISUP and TCAP)
COMMENTS: Requirement will be met as stated. However. this is not yet provided in release 1.1.

REQUIREMENT ID: R-230
REQUIREMENT STATEMENT: Future stacks may include A and A+, GSM-MAP and IS4IC
COMMENTS: Requirement will not be met in 2.0. However. the TCAP layer can be used to carry IS4I-C or GSM-MAP signaling. A and A+ layers can be discussed for 2.1.





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